                                                                   Exhibit 10.29

                               CREDIT AGREEMENT

                         Dated as of November 10, 1998

                                     among

                             MCKESSON CORPORATION,

                 MEDIS HEALTH AND PHARMACEUTICAL SERVICES INC.,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                   as Agent,

                            BANK OF AMERICA CANADA,
                       as Canadian Administrative Agent,

                           THE CHASE MANHATTAN BANK,
                            as documentation agent,

                           FIRST UNION NATIONAL BANK,
                            as documentation agent,

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as documentation agent,

                                      and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                  Arranged by

                     NationsBanc Montgomery Securities LLC

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                                  DEFINITIONS

1.1   Certain Defined Terms.......................................   1
1.2   Other Interpretive Provisions...............................  21
1.3   Accounting Principles.......................................  22
1.4   Canadian Currency Equivalents...............................  22

                                   ARTICLE II

                                  THE CREDITS

2.1   Amounts and Terms of Commitments............................  22
2.2   Loan Accounts...............................................  25
2.3   Procedure for Borrowing.....................................  26
2.4   Conversion and Continuation Elections.......................  27
2.5   Voluntary Termination or Reduction of Commitments...........  29
2.6   Optional Prepayments........................................  30
2.7   Repayment...................................................  30
2.8   Interest....................................................  31
2.9   Fees........................................................  32
2.10  Computation of Fees and Interest............................  33
2.11  Payments by the Borrowers...................................  34
2.12  Payments by the Banks to the Applicable Agent...............  35
2.13  Sharing of Payments, Etc....................................  35
2.14  Optional Increase in Commitments............................  37
2.15  Conversion of Facility B Loans to Term Loans................  38
2.16  Utilization of Facility A Commitments in Canadian Dollars...  39
2.17  Currency Exchange Fluctuations..............................  39
2.18  Bankers' Acceptances for Medis..............................  40
2.19  Replacement of a Bank.......................................  45

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.1   Taxes.......................................................  45
3.2   Illegality..................................................  47
3.3   Increased Costs and Reduction of Return.....................  47
3.4   Funding Losses..............................................  49
3.5   Inability to Determine Rates................................  49
3.6   Certificates of Banks.......................................  50
3.7   Survival....................................................  50

Section                                                             Page
                                   ARTICLE IV

                              CONDITIONS PRECEDENT

4.1   Conditions of Initial Loans.................................  50
4.2   Conditions to All Borrowings................................  52
4.3   Conditions to Bankers' Acceptance Facility..................  53

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1   Corporate Existence and Power...............................  53
5.2   Corporate Authorization; No Contravention...................  54
5.3   Governmental Authorization..................................  54
5.4   Binding Effect..............................................  54
5.5   Litigation..................................................  54
5.6   No Default..................................................  55
5.7   Use of Proceeds; Margin Regulations.........................  55
5.8   Financial Condition.........................................  55
5.9   Regulated Entities..........................................  55
5.10  No Burdensome Restrictions..................................  56
5.11  Subsidiaries and Certain Liens As of the Closing Date.......  56
5.12  Year 2000 Compliance........................................  56

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

6.1   Financial Statements........................................  56
6.2   Certificates; Other Information.............................  57
6.3   Notices.....................................................  57
6.4   Preservation of Corporate Existence, Etc....................  58
6.5   Insurance...................................................  58
6.6   Payment of Taxes............................................  58
6.7   Compliance with Laws........................................  58
6.8   Inspection of Property and Books and Records................  59
6.9   Use of Proceeds.............................................  59
6.10  Notice of Rating Change.....................................  59

Section                                                                 Page
                                  ARTICLE VII

                               NEGATIVE COVENANTS

7.1   Limitation on Liens.............................................  59
7.2   Consolidations and Mergers......................................  60
7.3   Use of Proceeds.................................................  61
7.4   Maximum Debt to Capitalization Ratio............................  61

                                  ARTICLE VIII

                  THE COMPANY'S GUARANTY OF MEDIS' OBLIGATIONS

8.1   Guaranty of the Guarantied Obligations..........................  62
8.2   Liability of the Company Absolute...............................  62
8.3   Waivers by Guarantor............................................  64
8.4   Payment by the Company; Application of Payments.................  65
8.5   Guarantor's Rights of Subrogation, Contribution, Etc............  66
8.6   Subordination of Other Obligations..............................  66
8.7   Real Property Security..........................................  66
8.8   Expenses........................................................  67
8.9   Continuing Guaranty; Termination of Guaranty....................  67
8.10  Authority of the Company or Medis...............................  67
8.11  Financial Condition of Medis....................................  67
8.12  Rights Cumulative...............................................  67
8.13  Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty...  68

                                   ARTICLE IX

                               EVENTS OF DEFAULT

9.1   Event of Default................................................  69
9.2   Remedies........................................................  70
9.3   Rights Not Exclusive............................................  71

                                   ARTICLE X

                                   THE AGENTS

10.1  Appointment and Authorization...................................  71
10.2  Delegation of Duties............................................  71
10.3  Liability of Agent..............................................  71
10.4  Reliance by the Agent...........................................  72
10.5  Notice of Default...............................................  72

Section                                                                 Page
10.6   Credit Decision................................................  73
10.7   Indemnification of Agent.......................................  73
10.8   Agent in Individual Capacity...................................  73
10.9   Successor Agent................................................  74
10.10  Withholding Tax................................................  74
10.11  Documentation Agent; Managing Agent............................  76

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1   Amendments and Waivers.........................................  77
11.2   Notices........................................................  78
11.3   No Waiver; Cumulative Remedies.................................  78
11.4   Costs and Expenses.............................................  78
11.5   Borrower Indemnification.......................................  79
11.6   Payments Set Aside.............................................  80
11.7   Successors and Assigns.........................................  80
11.8   Assignments, Participations, etc...............................  80
11.9   Confidentiality................................................  82
11.10  Set-off........................................................  83
11.11  Notification of Addresses, Lending Offices, Etc................  83
11.12  Counterparts...................................................  83
11.13  Severability...................................................  83
11.14  No Third Parties Benefited.....................................  83
11.15  Governing Law and Jurisdiction; Language.......................  84
11.16  Waiver of Jury Trial...........................................  84
11.17  Judgment.......................................................  85
11.18  Entire Agreement...............................................  85

McKesson Corporation
List of Schedules and Exhibits to Credit Agreement

SCHEDULES

Schedule 2.1   Commitments; Affiliate Banks
Schedule 5.11  Subsidiaries and Liens Securing Indebtedness for Borrowed Money
Schedule 11.2  Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D-1    Form of Legal Opinion of Company's Counsel
Exhibit D-2    Form of Legal Opinion of Canadian Counsel
Exhibit E      Form of Assignment and Acceptance
Exhibit F-1    Form of Promissory Note
Exhibit F-2    Form of Promissory Note
Exhibit F-3    Form of Promissory Note
Exhibit G      Form of Notice of Drawing
Exhibit H-1    Form of Draft
Exhibit H-2    Form of Acceptance

                               CREDIT AGREEMENT
                               ----------------


          This CREDIT AGREEMENT is entered into as of November 10, 1998 among McKesson Corporation, a Delaware corporation (the "Company"), Medis Health and
                                                   -------
Pharmaceutical Services Inc., an Ontario corporation and indirect wholly owned subsidiary of the Company ("Medis"), the several financial institutions from
                            -----
time to time party to this Agreement (collectively, the "Banks"; individually, a
                                                         -----
"Bank"), Bank of America Canada, as administrative agent with respect to
 ----
Facility A Canadian Loans and the Bankers' Acceptance Facility (as hereinafter defined), The Chase Manhattan Bank, as a documentation agent for the Banks, First Union National Bank, as a documentation agent for the Banks, The First National Bank of Chicago, as a documentation agent for the Banks, and Bank of America National Trust and Savings Association, as administrative agent for the Banks.

          WHEREAS, the Facility A Banks have agreed to make available to the Company and Medis a revolving credit facility and to Medis the Bankers' Acceptance Facility upon the terms and conditions set forth in this Agreement;

          WHEREAS, Company has agreed to guaranty the obligations of Medis under such revolving credit facility and the Bankers' Acceptance Facility;

          WHEREAS, the Facility B Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1  CERTAIN DEFINED TERMS.  As used in this Agreement and the other
               ----------------------
Loan Documents, the following terms have the following meanings:

          "Acceptance Usage" means, as at any date of determination, the
           ----------------
aggregate Face Amount of all completed Bankers' Acceptances which have not been repaid by Medis or the Company whether or not due and whether or not held by a Facility A Bank. For purposes of this definition, any Bankers' Acceptance that has been prepaid in full shall not be deemed to be outstanding and all Bankers' Acceptances shall be valued in Dollar Equivalents as of the applicable Computation Date.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Affiliate Bank" means (i) with respect to any Facility A Bank that
           --------------
has a Facility A Canadian Commitment and that is a Facility A Domestic Bank but is not a Facility A Canadian Bank, the affiliate of such Facility A Domestic Bank that is serving as a Facility A Canadian Bank and (ii) with respect to any Facility A Bank that is a Facility A Canadian Bank but is not a Facility A Domestic Bank, the affiliate of such Facility A Canadian Bank that is serving as a Facility A Domestic Bank. The Affiliate Bank of each Facility A Bank as of the Closing Date is set forth on Schedule 2.1 hereof
                                 ------------

          "Agent" means BofA in its capacity as administrative agent for the
           -----
Banks hereunder, and any successor agent arising under Section 10.9.

          "Agents" means the Agent and the Canadian Administrative Agent.
           ------

          "Agent-Related Persons" means the Agent and the Canadian
           ---------------------
Administrative Agent and any successor agent arising under Section 10.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
           ----------------------
Schedule 11.2 in relation to each Applicable Agent, or such other address as
-------------
either Applicable Agent may from time to time specify.

          "Agreement" means this Credit Agreement.
           ---------

          "Applicable Agent" means (1) the Agent in the case of Facility A
           ----------------
Domestic Loans and Facility B Loans and (2) the Canadian Administrative Agent in the case of Facility A Canadian Loans and in connection with the Bankers' Acceptance Facility.

          "Applicable Currency" means, as to any particular payment or Loan,
           -------------------
Dollars in the case of Facility A Domestic Loans and Facility B Loans and Canadian Dollars in the case of Facility A Canadian Loans and the Bankers' Acceptance Facility.

          "Applicable Facility Fee" means, on any date and with respect to each
           -----------------------
Loan (subject to clauses (b) through (d) of the definition of "Applicable Rating Level"), the applicable fee (in basis points) set forth below based on the type of Loan and the Applicable Rating Level on such date:

              Applicable           Applicable Facility
             Rating Level          Fee (in basis points)
             ------------          ---------------------
                                   Facility         Facility
                                   A Loans          B Loans
                                   --------         --------
             Level I                  7.0             5.0
             Level II                 8.0             6.0
             Level III                9.0             7.0

             Level IV                11.0                    9.0
             Level V                 15.0                   12.5
             Level VI                20.0                   17.5

          "Applicable Margin" means, on any date and with respect to each
           -----------------
Offshore Rate Loan or Bankers' Acceptance (subject to clauses (b) through (d) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:

              Applicable           Applicable Margin
             Rating Level          (in basis points)
             ------------          ------------------

                                   Facility         Facility
                                   A Loans          B Loans
                                   --------         ---------
             Level I                 18.0               20.0
             Level II                22.0               24.0
             Level III               23.5               25.5
             Level IV                26.5               28.5
             Level V                 30.0               32.5
             Level VI                47.5               50.0

          The margin set forth above for any Applicable Rating Level on a given date shall be increased by fifteen (15.0) basis points if, on such date, the sum of the Total Utilization of Facility A Commitments on such date and the outstanding Facility B Loans on such date exceeds 30% of the total Commitments and the Term Loans outstanding on such date.

          "Applicable Rating Level" shall mean and be determined by the ratings
           -----------------------
issued from time to time by S&P and Moody's (or S&P or Moody's, if ratings shall be available from only one of such Rating Agencies) in respect of the Company's long-term, senior unsecured debt in accordance with the following:

             Rating Level               S&P             Moody's
             ------------               ---             -------
             Level I                A or more         A2 or more
                                    favorable         favorable
             Level II               A-                A3
             Level III              BBB+              Baa1
             Level IV               BBB               Baa2
             Level V                BBB-              Baa3
             Level VI               BB+ or less       Ba1 or less
                                    or not rated      or not rated

          For purposes of the foregoing, (a) if ratings are available from both S&P and Moody's, and the ratings available from such Rating Agencies do not correspond to the same rating level on the chart above, then
          (1) if such rating levels differ by
          only one level on the chart above, then the Applicable Rating Level shall correspond to the higher of the two ratings, and (2) if such rating levels differ by more than one level on the chart above, then the Applicable Rating Level shall correspond to that rating which is one rating higher than the lower of the two ratings; (b) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day on which the Agent receives notice of such change (such day, a "Change Day"),
                                                                 ----------
          and any change in the Applicable Margin shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day; (c) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Company and the Majority Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; (d) if the Company shall fail to give notice to the Agent of any change in rating by any Rating Agency in respect of the Company's long-term, senior unsecured debt on the date required by Section 6.10, the Applicable Rating Level shall be deemed to be Level VI for the period from the date such notice was required to be delivered to the date such notice is received by the Agent; and (e) subject to subsection 2.8(c), upon the occurrence of and during the existence of an Event of Default, the Applicable Rating Level shall be deemed to be Level VI.

          "Arranger" means NationsBanc Montgomery Securities LLC, a Delaware
           --------
limited liability company.

          "Assignee" has the meaning specified in subsection 11.8(a).
           --------

          "Assignment and Acceptance" has the meaning specified in subsection
           -------------------------
11.8(a).

          "Attorney Costs" means and includes all reasonable fees and
           --------------
disbursements of any law firm or other external counsel, the allocated reasonable cost of internal legal services and all reasonable disbursements of internal counsel; provided that no fees or disbursements shall qualify as
                  --------
Attorney Costs unless written evidence substantiating such fees and disbursements is available to the Company upon request.

          "Bank" has the meaning specified in the introductory clause hereto.
           ----

          "Bankers' Acceptance" has the meaning assigned to that term in Section
           -------------------
2.18(a).

          "Bankers' Acceptance Facility" means the facility established by
           ----------------------------
Section 2.18.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
           ---------------
U.S.C. (S)101, et seq.).
               -------

          "Base Rate" means, for any day, the higher of:  (a)  0.50% per annum
           ---------
above the Federal Funds Rate in effect for that day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
Rate.

          "BofA" means Bank of America National Trust and Savings Association, a
           ----
national banking association.

          "BofA Canada " means Bank of America Canada.
           ------------

          "Borrower" means the Company and/or Medis.
           --------

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
same Facility and Type made to the same Borrower on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
Section 2.3.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City, Chicago or San Francisco, or, in the case of Facility A Canadian Loans or in connection with the Bankers' Acceptance Facility, Toronto or Montreal, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings in the Applicable Currency are carried on in the applicable offshore interbank market.

          "Canadian Administrative Agent" means Bank of America Canada, in its
           -----------------------------
capacity as the Canadian administrative agent for the Facility A Canadian Banks, and any successor arising under Section 10.9.

          "Canadian Administrative Agent's Payment Office" means the address for
           ----------------------------------------------
payments set forth on Schedule 11.2 in relation to the Canadian Administrative
                      -------------
Agent, or such other address as the Canadian Administrative Agent may from time to time specify.

          "Canadian Dollars" and "Cdn.$" each means the lawful money of Canada.
           ----------------       -----

          "Canadian Participant" has the meaning set forth in subsection
           --------------------
2.1(a)(ii).

          "Canadian Participation" has the meaning set forth in subsection
           ----------------------
2.1(a)(ii).

          "Canadian Prime Rate" means, for any day, with respect to any Facility
           -------------------
A Canadian Loan, the higher of (a) the rate announced by the Canadian Administrative Agent from time to time as its prime lending rate, as in effect from time to time, and (b) a rate equal to the effective rate that a Bankers' Acceptance would bear if made on such day in accordance with Section 2.18. As to any loan, the Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Canadian Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate. Any change in the reference rate announced by the Canadian Administrative Agent shall take effect at the opening of business on the day specified in the announcement of such change.

          "Canadian Prime Rate Loans" means Facility A Canadian Loans bearing
           -------------------------
interest at rates determined by reference to the Canadian Prime Rate.

          "Canadian Spot Rate" means the rate quoted by BofA as the spot rate
           ------------------
for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Clearing House" means The Canadian Depository for Securities Limited,
           --------------
or such alternative clearing house within the meaning of The Depository Bills and Notes Act (Canada) as may be agreed upon by the Borrowers and the Facility A Canadian Banks.

          "Closing Date" means the date on which all conditions precedent set
           ------------
forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986, and regulations
           ----
promulgated thereunder.

          "Commitment" means, as of any date of determination as to each Bank,
           ----------
the aggregate amount of the Facility A Commitment of such Bank and the Facility B Commitment of such Bank in effect on such date, and "Commitments" means the
                                                       -----------
aggregate amount of the Commitments for each Bank in effect on such date.

          "Company" has the meaning specified in the introductory clause hereto.
           -------

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit C.

          "Computation Date" has the meaning specified in subsection 2.16(a).
           ----------------

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with
                                          -------------------
respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------
2.4, the Company or Medis, as the case may be, (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Dollar Equivalent" means, at any time, (a) as to any amount
           -----------------
denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Canadian Spot Rate for the purchase of Dollars with Canadian Dollars on the most recent Computation Date provided for in subsection 2.16(a).

          "Dollars", "dollars" and "$" each means the lawful money of the United
           -------    -------       -
States.

          "Draft" means, at any time, a blank bill of exchange, within the
           -----
meaning of the Bills of Exchange Act (Canada), in substantially the form of Exhibit H-1 annexed hereto, issued by Medis to be accepted by a Facility A Canadian Bank (which upon such acceptance will be a Bankers' Acceptance) and bearing such distinguishing letters and numbers as such Facility A Canadian Bank may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by a Facility A Canadian Bank.

          "Drawing" means an acceptance of completed Drafts by a Facility A
           -------
Canadian Bank or by any other Person pursuant to Section 2.18.

          "Drawing Date" means any Business Day fixed pursuant to subsection
           ------------
2.18(b) for a Drawing.

          "Drawing Fee" means, with respect to the Drafts issued by Medis
           -----------
hereunder and accepted as provided herein on any Drawing Date, an amount equal to the Drawing Fee Rate multiplied by the aggregate Face Amount of such Drafts, calculated, in each case, on the basis of the term to maturity of such Draft and a year of 365 days (rounded to the nearest whole cent, with one-half of one cent being rounded up).

          "Drawing Fee Rate" means, in calculating the Drawing Fee for any
           ----------------
Draft, the Applicable Margin for Facility A Loans.

          "Drawing Notice" has the meaning assigned to that term in subsection
           --------------
2.18(b)(1).

          "Drawing Purchase Price" means, in respect of Drafts to be accepted by
           ----------------------
a Facility A Canadian Bank or any other Person, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of such Drafts by the sum of one plus the product of (x) the Effective Discount Rate multiplied by (y) a fraction the numerator of which is the term of maturity of such Drafts and the denominator of which is 365; and (ii) the applicable Drawing Fee.

          "Effective Discount Rate" means, in respect of any Bankers'
           -----------------------
Acceptances to be purchased by a Facility A Canadian Bank or any other Person pursuant hereto, the discount rate at which the Canadian Administrative Agent would purchase, at 10:00 a.m. (Toronto time) on the relevant Drawing Date, its own Bankers' Acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Facility A Bank or other Person on such Drawing Date.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States or Canada; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; provided that an Eligible Assignee in respect of the Facility A Canadian Loans shall mean only a Schedule I Bank, a Schedule II Bank or another Person who is a resident of Canada for purposes of the Income Tax Act (Canada) and the regulations promulgated thereunder or another person who is not subject to tax under Part XIII of such statute.

          "Employee Benefit Plan" means any "employee benefit plan" as defined
           ---------------------
in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates.

          "Environmental Laws" means all federal, state, provincial or local
           ------------------
laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety or land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
regulations promulgated thereunder.

          "ERISA Affiliate", as applied to any Person, means (i) any corporation
           ---------------
which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member; provided that an ERISA Affiliate shall not include a Person that was a member, as referenced in clause (i), (ii) or (iii) above if the Company or any of its Subsidiaries would not have any liability in connection with an ERISA Event with respect to such Person.

          "ERISA Event" means (i) a "reportable event" within the meaning of
           -----------
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Reserve Percentage" has the meaning specified in the
           -----------------------------
definition of "Offshore Rate."

          "Event of Default" means any of the events or circumstances specified
           ----------------
in Section 9.1.

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
regulations promulgated thereunder.

          "Existing Credit Agreements" has the meaning specified in Section
           --------------------------
11.5.

          "Exposure" means (a) (i) prior to the termination of the Facility A
           --------
Commitment, such Bank's Facility A Commitment and (ii) after the termination of the Facility A Commitments, the Total Utilization of Facility A Commitments for such Bank plus (b) (i) prior to the termination of the Facility B Commitment, such Bank's Facility B Commitment and (ii) after the termination of the Facility B Commitments, the aggregate outstanding principal amount of the Facility B Loans made by such Bank.

          "Face Amount" means, in respect of a Draft or a Bankers' Acceptance,
           -----------
as the case may be, the amount payable to the holder thereof on its maturity.

          "Facility A Bank" means a Bank having a Facility A Commitment as set
           ---------------
forth on Schedule 2.1 hereof and its successors and assigns.  With respect to
         ------------
Facility A Canadian Loans
and the Bankers' Acceptance Facility, Facility A Banks shall be the Facility A Canadian Banks and, with respect to Facility A Domestic Loans, Facility A Banks shall be the Facility A Domestic Banks.

          "Facility A Canadian Bank" means each Canadian bank listed on Schedule
           ------------------------                                     --------
2.1 as a Facility A Canadian Bank and its successors and assigns.
---

          "Facility A Canadian Commitment" means, as to each Facility A Canadian
           ------------------------------
Bank, an aggregate amount equal to the amount set forth opposite its name in the column under the heading "Facility A Canadian Commitments" on Schedule 2.1 (as
                                                              ------------
the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 11.8). The Facility A Canadian Commitment for any Facility A Canadian Bank that has an Affiliate Bank is a single value for such Facility A Canadian Bank and its Affiliate Bank taken together.

          "Facility A Canadian Exposure" means, as to any Facility A Canadian
           ----------------------------
Bank, the Exposure of such Bank with respect to its Facility A Canadian Commitment, its Facility A Canadian Loans and its Acceptance Usage.

          "Facility A Canadian Loan" means any Facility A Loan made to Medis
           ------------------------
pursuant to Section 2.1(a) denominated in Canadian Dollars which may be an Offshore Rate Loan or a Canadian Prime Rate Loan

          "Facility A Canadian Pro Rata Share" means, as to any Facility A
           ----------------------------------
Canadian Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility A Canadian Bank's Facility A Canadian Exposure divided by the combined Facility A Canadian Exposure of all Facility A Canadian Banks (including, in each case, Exposure of Affiliate Banks).

          "Facility A Commitment", as to each Bank, has the meaning specified in
           ---------------------
Section 2.1(a) and includes its Facility A Canadian Commitment, if any. The Facility A Commitment for any Facility A Bank that has an Affiliate Bank is a single value for such Facility A Bank and its Affiliate Bank taken together.

          "Facility A Domestic Bank" means each Facility A Bank acting in the
           ------------------------
capacity of a domestic bank listed on Schedule 2.1 as a Facility A Domestic Bank
                                      ------------
and its successors and assigns.

          "Facility A Domestic Loan" means any Facility A Loan made to the
           ------------------------
Company pursuant to Section 2.1(a) denominated in Dollars which may be an Offshore Rate Loan or a Base Rate Loan.

          "Facility A Exposure" means, as to any Bank, the Exposure of such Bank
           -------------------
with respect to its Facility A Commitment, its Facility A Loans and its Acceptance Usage.

          "Facility A Loan" means a Facility A Domestic Loan or a Facility A
           ---------------
Canadian Loan.

          "Facility A Pro Rata Share" means, as to any Facility A Bank at any
           -------------------------
time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility A Bank's Facility A Exposure divided by the combined Facility A Exposure of all Facility A Banks (including, in each case, Exposure of Affiliate Banks).

          "Facility A Termination Date" means the earlier to occur of:
           ---------------------------

          (a)  November 9, 2003, and

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "Facility B Bank" means a Bank having a Facility B Commitment as set
           ---------------
forth on Schedule 2.1 hereof and its successors and assigns.
         ------------

          "Facility B Commitment", as to each Facility B Bank, has the meaning
           ---------------------
specified in Section 2.1(b).

          "Facility B Exposure" means, as to any Bank, the Exposure of such Bank
           -------------------
with respect to its Facility B Commitment and its Facility B Loans.

          "Facility B Loan" means any Loan made to the Company pursuant to
           ---------------
Section 2.1(b) which may be an Offshore Rate Loan or a Base Rate and which, depending upon the date such Loan is made, may be a revolving loan or a term loan.

          "Facility B Pro Rata Share" means, as to any Facility B Bank at any
           -------------------------
time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility B Bank's Facility B Exposure divided by the combined Facility B Exposure of all Facility B Banks.

          "Facility B Revolving Loans" means all outstanding Facility B Loans as
           --------------------------
of any date from the date of this Agreement until the Facility B Revolving Termination Date.

          "Facility B Revolving Termination Date" means the earlier to occur of:
           -------------------------------------

          (a)  November 8, 1999; and

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in subsection 2.9(a).
           ----------

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
any Governmental Authority succeeding to any of its principal functions.

          "FX Trading Office" means the Foreign Exchange Trading Center #5193,
           -----------------
San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time or, if BofA is no longer the Agent, the offices of Agent as Agent may designate from time to time.

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided that with respect to Subsidiaries not organized in the United States, "GAAP" means generally accepted accounting principles in accordance with agencies with similar function of comparable stature and authority within the accounting profession in the relevant jurisdiction.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty" means the Company's guaranty of the Obligations of Medis
           --------
under this Agreement, the terms of which guaranty are located in Article VIII of this Agreement.

          "Guarantied Obligations" has the meaning assigned to that term in
           ----------------------
Section 8.1.

          "Guaranty Obligation" has the meaning specified in the definition of
           -------------------
"Contingent Obligation".

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; provided that this clause (c) shall not include up to $25,000,000 of non-contingent reimbursement or payment obligations with respect to Surety Instruments that do not support indebtedness for borrowed money to the extent that no default has occurred with respect to the payment thereof; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; and (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Liabilities" has the meaning specified in Section 11.5.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 11.5.
           ------------------

          "Independent Auditor" has the meaning specified in subsection 6.1(a).
           -------------------

          "Ineligible Securities" has the meaning specified in subsection
           ---------------------
7.3(b).

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Offshore Rate Loan, the last
           ---------------------
day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Canadian Prime Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate
         --------  -------
Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company or Medis in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

                    (1) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest

          Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (2) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (3) no Interest Period for any Loan shall extend beyond (i) in the case of Facility A Loans, the Facility A Termination Date; (ii) in the case of the Facility B Revolving Loans, until a Notice of Borrowing has been received by the Agent in accordance with subsection 2.15(b), the Facility B Revolving Termination Date; provided that once
                                                              --------
          such Notice of Borrowing has been received by the Agent in accordance with subsection 2.15(b), the limitation in subpart (iii) of this paragraph shall apply to the Facility B Revolving Loans; and (iii) the Term Loan Maturity Date, in the case of the Term Loans .

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
Authority succeeding to any of its principal functions under the Code.

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or
                                        -------------
offices as such Bank may from time to time notify the Company and the Agent.

          "LIBOR" has the meaning specified in the definition of the "Offshore
           -----
Rate."

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law, but not including the interest of a lessor under an operating lease or the sale of accounts receivable, whether or not such sale is evidenced by the filing of a financing statement under the Uniform Commercial Code) and any contingent or other agreement to provide any of the foregoing.

          "Loan" means an extension of credit by a Bank to a Borrower under
           ----
Article II, and may be a Base Rate Loan, Canadian Prime Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).
                    ----

          "Loan Documents" means this Agreement, any Notes, any Drafts, any
           --------------
Bankers' Acceptances and all other documents delivered to the Agent or any Bank in connection herewith.

          "Majority Banks" means at any time Banks then holding 51% of the
           --------------
combined Exposure at such time of all Banks.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or any Material Subsidiary; (b) a material impairment of the ability of any Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document.

          "Material Subsidiary" means, at any time, (i) Medis and (ii) any other
           -------------------
Subsidiary having at such time 10% or more of the Company's consolidated total (gross) revenues for the preceding four fiscal quarter period, as of the last day of the preceding fiscal quarter based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.1.

          "Medis" has the meaning specified in the introductory paragraph
           -----
hereto.

          "Member" means a Facility A Canadian Bank that has entered into a
           ------
contract of membership with the Clearing House.

          "Moody's" means Moody's Investors Service, Inc. and any successor
           -------
thereto that is a nationally-recognized rating agency.

          "Multiemployer Plan" means a "multiemployer plan", as defined in
           ------------------
Section 3(37) of ERISA, to which the Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which the Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Worth" means the sum of the capital stock and additional paid in
           ---------
capital plus retained earnings (or minus accumulated deficits) of the Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP on such date.

          "Note" means a promissory note executed by a Borrower in favor of a
           ----
Bank pursuant to subsection 2.2(b), substantially in the form of Exhibit F-1 in the case of the Company with respect to Facility A Domestic Loans, substantially in the form of Exhibit F-2 in the case of Medis with respect to Facility A Canadian Loans or substantially in the form of Exhibit F-3 in the case of the Company with respect to Facility B Loans.

          "Notice of Borrowing" means a notice substantially in the form of
           -------------------
Exhibit A.

          "Notice of Conversion/Continuation" means a notice substantially in
           ---------------------------------
the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
covenants and duties arising under any Loan Document owing by either of the Borrowers to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

     Offshore Rate =              LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

                   Where,

                   "Eurodollar Reserve Percentage" means for any day for any
                    -----------------------------
Interest Period (A) in the case of Facility A Domestic Loans or Facility B Loans, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Facility A Domestic Bank or Facility B Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") and (B) in the case of Facility A Canadian Loans, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Facility A Canadian Bank) under any applicable regulations of the central bank or other relevant Governmental Authority in Canada; and

                   "LIBOR" means the London Interbank Offering Rate for, as
                    -----
applicable, 1-, 2-, 3- or 6-month dollar deposits, appearing on page 3750 of the Dow Jones Telerate Screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the interbank market) at approximately 11:00 a.m. (London time) two days prior to the commencement of such Interest Period. If, for any reason, such rate is unavailable at such time, then LIBOR shall be the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which deposits in the Applicable Currency in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on an
           ------------------
Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Overnight Canadian Rate" means, for any day, the rate of interest per
           -----------------------
annum at which overnight deposits in Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Agent's London Branch to major banks in the London or other applicable offshore interbank market

          "Participant" has the meaning specified in subsection 11.8(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means any Employee Benefit Plan, other than a
           ------------
Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

          "Permitted Liens" has the meaning specified in Section 7.1.
           ---------------

          "Person" means an individual, partnership, corporation, business
           ------
trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or other organization or Governmental Authority.

          "Pro Rata Share" means, as to any Bank at any time, (a) the sum of
           --------------
such Bank's Facility A Exposure and such Bank's Facility B Exposure, divided by
                                                                     ----------
(b) the sum of (i) the combined Facility A Exposure of all Facility A Banks at such time and (ii) the combined Facility B Exposure of all Facility B Banks at such time.

          "Rating Agency" means S&P and Moody's.
           -------------

          "Reference Banks" means BofA, The Chase Manhattan Bank, First Union
           ---------------
National Bank and The First National Bank of Chicago.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including but not limited to any Environmental Law.

          "Responsible Officer" means the chief executive officer, the
           -------------------
president, any corporate vice president or the treasurer of the Company or Medis; and, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company.

          "S&P" means Standard & Poor's Ratings Group and any successor thereto
           ---
that is a nationally-recognized rating agency.

          "Schedule I Bank" means any Facility A Canadian Bank that is a bank
           ---------------
referred to in Schedule I to the Bank Act (Canada), S.C. 1991, c.46, as amended.

          "Schedule II Bank" means any Facility A Canadian Bank that is not a
           ----------------
Schedule I Bank.

          "SEC" means the Securities and Exchange Commission, or any
           ---
Governmental Authority succeeding to any of its principal functions.

          "Subject Bank" has the meaning specified in subsection 2.19.
           ------------

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement (including any master agreement
           -------------
and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Agent, the Canadian Administrative Agent and any other Person having at any time an interest in any Facility A Canadian Loan or any Bankers' Acceptance, such taxes (including, without limitation, income taxes, capital taxes, minimum taxes, branch taxes, capital gains taxes or franchise taxes) (i) as are imposed on or measured by each Bank's or the Agent's (or such other Person's), as the case may be, net income or taxable capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent (or such other Person), as the case may be, is organized or in respect of which it is a resident or within which it maintains the actual lending office or (ii) to the extent attributable to a permanent establishment or fixed base located in any jurisdiction (or any political subdivision thereof) identified in (i) hereof. Notwithstanding anything to the contrary herein, Taxes shall include any withholding taxes applied as a result of transactions contemplated by subsection 2.1(a)(ii)(B).

          "Term Loans" means the Facility B Loans, once all Facility B Loans
           ----------
have been converted from revolving loans into term loans in accordance with
Section 2.15.

          "Term Loan Maturity Date" means November 8, 2000.
           -----------------------

          "Total Capitalization" means, on any date, the sum of (a) Total Debt
           --------------------
and (b) the Net Worth on such date.

          "Total Debt" means, on any date, all Indebtedness of the Company and
           ----------
its Subsidiaries determined on a consolidated basis on such date.

          "Total Utilization of Facility A Canadian Commitments" means (i) as to
           ----------------------------------------------------
all Facility A Banks at any date of determination, the sum of (A) the aggregate principal amount of all outstanding Facility A Canadian Loans plus (B) the Acceptance Usage, in each case valued in Dollar Equivalents, and (ii) as to any Facility A Bank at any date of determination, the sum of (x) the aggregate principal amount of all Facility A Canadian Loans made by such Facility A Canadian Bank or its Affiliate Bank plus (y) the Acceptance Usage of such Facility A Canadian Bank or its Affiliate Bank, in each case valued in Dollar Equivalents.

          "Total Utilization of Facility A Commitments" means (i) as to all
           -------------------------------------------
Facility A Banks at any date of determination, the sum of (A) the aggregate principal amount of all outstanding Facility A Loans plus (B) the Acceptance Usage, in each case valued in Dollar Equivalents, and (ii) as to any Facility A Bank at any date of determination, the sum of (x) the aggregate principal amount of all Facility A Loans made by such Facility A Bank or its Affiliate Bank plus
(y) the Acceptance Usage of such Facility A Bank or its Affiliate Bank, in each case valued in Dollar Equivalents.

          "Type" has the meaning specified in the definition of "Loan."
           ----

          "Unfunded Pension Liability" means the excess of a Pension Plan's
           --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.
           -------------       ----

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          "Year 2000 Problem" means the inability of computers, as well as
           -----------------
embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

          1.2  Other Interpretive Provisions.
               ------------------------------

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i)    The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents' or Banks' involvement in their preparation.

          1.3   Accounting Principles.
                ----------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.8 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Articles I, VI and VII hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made.

          (c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          1.4 Canadian Currency Equivalents. For all purposes of the Loan
              -----------------------------
Documents (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars of an amount in Dollars, and the equivalent in Dollars of an amount in Canadian Dollars shall be determined at the Canadian Spot Rate.

                                  ARTICLE II

                                  THE CREDITS

          2.1   Amounts and Terms of Commitments.
                ---------------------------------
          (a) (i) Each Facility A Bank severally agrees, on and subject to the terms and conditions set forth herein, to make Facility A Domestic Loans to the Company from time to time as requested by the Company, in accordance with Sections 2.3 and 11.2 on any Business Day during the period from the Closing Date to the Facility A Termination Date, in an aggregate amount not to exceed at any time outstanding a Dollar Equivalent amount equal to the amount set forth opposite its name in the column under the heading "Facility A Commitments" on
Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or as a
------------
result of one or more assignments under Section 11.8, the Bank's "Facility A
                                                                  ----------
Commitment"); provided, however, that, (i) after giving effect to any Borrowing,
-----------   --------  -------
(A) the Total Utilization of Facility A Commitments shall not at any time exceed the combined Facility A Commitments and (B) the sum of (x) the aggregate principal amount of all outstanding Facility B Loans to the Company and (y) the Total Utilization of Facility A Commitments shall not at any time exceed the

Commitments; (ii) the Total Utilization of Facility A Commitments of any Facility A Bank (taking into account any Canadian Participations when determining the Total Utilization of Facility A Commitments of a Facility A Canadian Bank) shall not exceed its Facility A Commitment; and (iii) any Facility A Domestic Loan to the Company shall be made by the Facility A Domestic Banks to the Company and shall be denominated and payable in Dollars and no other currency. Within the limits of each Bank's Facility A Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1(a)(i), prepay under Section 2.6 and reborrow under this Section 2.1(a)(i). The aggregate of all Facility A Commitments hereunder on the date of this Agreement is $400,000,000.

          (ii)(A) Each Facility A Canadian Bank severally agrees, on and subject to the terms and conditions set forth herein, to make Facility A Canadian Loans to Medis from time to time as requested by Medis in accordance with Section 2.3 and 11.2 during the period from the Closing Date to the Facility A Termination Date, in an aggregate amount equivalent to its Facility A Canadian Pro Rata Share of the Dollar Equivalent of the Facility A Canadian Commitments. The original Dollar Equivalent of each Facility A Canadian Bank's Facility A Canadian Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                      ------------
hereto; provided, however, that, (i) after giving effect to any Borrowing, (A)
        --------  -------
the Total Utilization of Facility A Commitments shall not at any time exceed the combined Facility A Commitments, (B) Medis shall be a Wholly-Owned Subsidiary of the Company and (C) the sum of (x) the aggregate principal amount of all outstanding Facility B Loans to the Company and (y) the Total Utilization of Facility A Commitments shall not at any time exceed the Commitments; (ii) the Total Utilization of Facility A Commitments of any Facility A Bank (taking into account any Canadian Participations when determining the Total Utilization of Facility A Commitments of a Facility A Canadian Bank) shall not exceed its Facility A Commitment; and (iii) all Facility A Loans to Medis shall be made by the Facility A Canadian Banks, shall be Offshore Rate Loans or Canadian Prime Rate Loans denominated and payable in Canadian Dollars and no other currency and shall not be Base Rate Loans, and the Total Utilization of Facility A Canadian Commitments shall at no time exceed the Facility A Canadian Commitments. Within the limits of each Bank's Facility A Canadian Commitment, and subject to the other terms and conditions hereof, Medis may borrow under this Section 2.1(a)(ii), prepay under Section 2.6 and reborrow under this Section 2.1(a)(ii). The aggregate Dollar Equivalent of the Facility A Canadian Commitments is $100,000,000.

          (B)(1) Subject to subsection 2.1(a)(ii)(B)(2) below, each Facility A Bank that is not a Facility A Canadian Bank shall be deemed to have purchased, and hereby agrees to purchase, a participation in each outstanding Facility A Canadian Loan in an amount equal to its Facility A Pro Rata Share of the unpaid amount of such Facility A Canadian Loan together with accrued interest thereon (each, a "Canadian Participation"), such Canadian Participation to be governed
          ----------------------
by this subsection 2.1(a)(ii)(B) and not by subsection 11.8(d) hereof. Only upon demand from any Facility A Canadian Bank on or after the date of (X) any Event of Default under subsections 9.1(a), 9.1(f) or 9.1(g) or (Y) an acceleration of the maturity pursuant to subsection 9.2(b) of any amounts owing to the Facility A Canadian Banks under this Agreement (the date of such demand, the "Participation Funding Date"), each such Facility A Bank that has purchased
     --------------------------
a Canadian Participation (each a "Canadian Participant") shall deliver to the
                                  --------------------
Canadian

Administrative Agent an amount equal to its Canadian Participation in same day funds and in Canadian Dollars at the Canadian Administrative Agent's Payment Office for distribution to Facility A Canadian Banks in accordance with their Facility A Canadian Pro Rata Share. If any amount required to be paid by any Canadian Participant pursuant to this subsection 2.1(a)(ii)(B) is not paid to the Canadian Administrative Agent when due but is paid within three Business Days after the date such payment is due, such Canadian Participant shall pay to the Canadian Administrative Agent for distribution to Facility A Canadian Banks on demand an amount equal to the product of (i) such amount, times (ii) the Overnight Canadian Rate, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If such amount required to be paid by any Canadian Participant pursuant to this subsection 2.1(a)(ii)(B) is not in fact made available to the Canadian Administrative Agent within three Business Days after the date such payment is due, the Canadian Administrative Agent shall be entitled to recover from such Canadian Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable Margin in respect of Facility A Loans. A certificate of the Canadian Administrative Agent submitted to any Canadian Participant with respect to any amounts owing under this subsection 2.1(a)(ii)(B) shall be conclusive in the absence of manifest error. In the event the Canadian Administrative Agent receives a payment with respect to any Facility A Canadian Loan in which Canadian Participations have been purchased and as to which the purchase price has been requested by the Canadian Administrative Agent and delivered by a Canadian Participant as in this subsection 2.1(a)(ii)(B) provided, the Canadian Administrative Agent shall promptly distribute to such Canadian Participant its share of such payment based on its Canadian Participation. If the Canadian Administrative Agent shall pay any amount to a Canadian Participant pursuant to this subsection 2.1(a)(ii)(B) in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by the Canadian Administrative Agent, then such Canadian Participant will promptly on demand by the Canadian Administrative Agent return such amount to the Canadian Administrative Agent, together with interest thereon at such rate as the Canadian Administrative Agent shall determine to be customary between banks for correction of errors. If the Canadian Administrative Agent determines at any time that any amount received or collected by the Canadian Administrative Agent pursuant to this Agreement is to be returned to Medis under this Agreement or paid to any other Person or entity pursuant to any insolvency law, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, the Canadian Administrative Agent shall not be required to distribute any portion thereof to any Canadian Participant, and each such Canadian Participant will promptly on demand by the Canadian Administrative Agent repay any portion that the Canadian Administrative Agent shall have distributed to such Canadian Participant, together with interest thereon at such rate, if any, as the Canadian Administrative shall pay to Medis or such other Person or entity with respect thereto. If any amounts returned to Medis or reimbursed by a Canadian Participant pursuant to this subsection 2.1(a)(ii)(B) are later recovered by the Canadian Administrative Agent, the Canadian Administrative Agent shall promptly pay to each Canadian Participant a proportionate share based on such Canadian Participant's Canadian Participation.

          (2) Notwithstanding any other provision of this Agreement, each Facility A Bank agrees that, prior to the Participation Funding Date, all amounts paid or credited by Medis under this Agreement to a Facility A Canadian Bank shall be received by such Facility A Canadian Bank (a) for its own benefit and account or (b) as agent for or for the account of an Eligible Assignee in respect of the Facility A Canadian Loans, and not otherwise as agent for or on behalf of any other Person.

          (b) Each Facility B Bank severally agrees, on and subject to the terms and conditions set forth herein, to make Base Rate Loans or Offshore Rate Loans denominated in Dollars to the Company from time to time as requested by the Company in accordance with Sections 2.3 and 11.2 on any Business Day (I) as Facility B Revolving Loans during the period from the Closing Date to but not including the Facility B Revolving Termination Date and (II) as Term Loans on the Facility B Revolving Termination Date in accordance with the terms of
Section 2.15, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite its name in the column under the heading "Facility B Commitments" on Schedule 2.1 (such amount, as the same may be reduced under
                ------------
Section 2.5 or as a result of one or more assignments under Section 11.8, the Bank's "Facility B Commitment"); provided, however, that, after giving effect to
        ---------------------    --------  -------
any Borrowing, (i) the aggregate principal amount of all outstanding Facility B Loans to the Company shall not at any time exceed the combined Facility B Commitments and (ii) the sum of (A) the aggregate principal amount of all outstanding Facility B Loans to the Company and (B) the Total Utilization of Facility A Commitments shall not at any time exceed the Commitments. Within the limits of each Bank's Facility B Commitment, and subject to the other terms and conditions hereof, the Company may, until the Facility B Revolving Termination Date, borrow under this Section 2.1(b), prepay under Section 2.6 and reborrow under this Section 2.1(b); provided further that no Facility B Loan to the
                           -------- -------
Company shall be denominated in or payable in a currency other than Dollars. The aggregate of all Facility B Commitments hereunder on the date of this Agreement is $800,000,000.

          2.2   Loan Accounts.
                --------------
          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent, the Canadian Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Loans made to such Borrower.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank to either or both Borrowers may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by the applicable Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrowers to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however,that the failure of a
                                     --------  -------
Bank to make, or an
     error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

               2.3  Procedure for Borrowing.
                    -----------------------

               (a) Each Borrowing of a Facility A Domestic Loan or Facility B Loan shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time)) in the case of Facility A Domestic Loans and Facility B Loans (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans. Each Borrowing of a Facility A Canadian Loan shall be made upon the Company's and Medis' irrevocable written notice delivered to the Agent and the Canadian Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Canadian Administrative Agent and the Agent prior to 11:00 a.m. (Toronto time)) (i) one Business Day prior to the requested Borrowing Date in the case of Canadian Prime Rate Loans and (ii) three Business Days prior to the requested Borrowing Date in the case of Offshore Rate Loans. Each Notice of Borrowing shall specify:

                         (A) the amount of the Borrowing, which shall be, in the case of a Facility A Domestic Loan or Facility B Loan, in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof, and, in the case of Facility A Canadian Loans, in an aggregate minimum amount of Cdn.$5,000,000 or any multiple of Cdn.$1,000,000 in excess thereof;

                         (B) the identity of the Borrower and the requested Borrowing Date, which shall be a Business Day;

                         (C) whether the Loan is to be a Facility A Domestic Loan or Facility A Canadian Loan or Facility B Loan and the Type of Loans comprising the Borrowing;

                         (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; and

                         (E)  the Applicable Currency.

               (b) The Agent will promptly notify (i) each Facility B Bank of its receipt of any Notice of Borrowing requesting a Borrowing of a Facility B Loan and the amount of such Bank's Facility B Pro Rata Share of that Borrowing and (ii) each Facility A Domestic Bank of its receipt of any Notice of Borrowing requesting a Borrowing of a Facility A Domestic Loan and the amount of such Bank's Facility A Pro Rata Share of that Borrowing, and the Canadian Administrative Agent will promptly notify each Facility A Canadian Bank of its receipt of any Notice of Borrowing requesting a Borrowing of a Facility A Canadian Loan and the amount of such Bank's Facility A Pro Rata Share of that Borrowing.

               (c) The Dollar Equivalent amount of any Borrowing in Canadian Dollars will be determined by the Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.16(a).

               (d) Each Facility A Domestic Bank or Facility B Bank, as the case may be, will make the amount of its Facility A Pro Rata Share or Facility B Pro Rata Share, as applicable, of each Borrowing of a Facility A Domestic Loan or Facility B Loan, as the case may be, available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in funds immediately available to the Agent and in Dollars, by 11:00 a.m. (San Francisco time). Each Facility A Canadian Bank will make the amount of its Facility A Canadian Pro Rata Share of each Borrowing of a Facility A Canadian Loan available to the Canadian Administrative Agent for the account of Medis in Canadian Dollars at the Canadian Administrative Agent's Payment Office by 11:00 a.m. (Toronto time). The proceeds of all such Loans will then be made available to the applicable Borrower on the Borrowing Date by the Applicable Agent at such office by crediting the account of the applicable Borrower on the books of BofA or BofA Canada, as applicable, with the aggregate of the amounts made available to the Applicable Agent by the Banks and in like funds as received by the Applicable Agent.

               (e) After giving effect to any Borrowing, there may not be more than ten different Interest Periods in effect.

               2.4  Conversion and Continuation Elections.
                    -------------------------------------

               (a) The Company may in respect of its outstanding Loans, upon irrevocable written notice to the Agent in accordance with subsection 2.4(c):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate; provided further, that the Company may not elect to
                            -------- -------
convert a Facility A Loan into a Facility B Loan or convert a Facility B Loan into a Facility A Loan.

               (b) Medis may in respect of its outstanding Loans, upon irrevocable written notice to the Canadian Administrative Agent in accordance with subsection 2.4(c):

                    (i) elect, as of any Business Day, in the case of Canadian Prime Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than Cdn.$5,000,000, or that is in an integral multiple of Cdn.$1,000,000 in excess thereof) into Loans of another Type (it being understood that any such Loan of another Type shall be either a Canadian Prime Rate Loan or an Offshore Rate Loan); or

                    (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than Cdn.$5,000,000, or that is an integral multiple of Cdn.$1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than Cdn.$5,000,000, such Offshore Rate Loans shall automatically convert into Canadian Prime Rate Loans, and on and after such date the right of Medis to continue such Loans, as, and convert such Loans into, Offshore Rate Loans, shall terminate.

               (c) The Company, in the case of a conversion or continuation of a Facility A Domestic Loan or Facility B Loan, shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans. The Company and Medis, in the case of a continuation of a Facility A Canadian Loan, shall deliver a Notice of Conversion/Continuation to be received by the Canadian Administrative Agent and the Agent not later than 11:00 a.m. (Toronto time) (i) at least three Business Days in advance of the proposed Conversion/Continuation Date if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) at least one Business Day in advance of the proposed Conversion/Continuation Date, if the Loans are to be converted into Canadian Prime Rate Loans. Each Notice of Conversion/Continuation shall specify:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or renewed;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans or Canadian Prime Rate Loans, the duration of the requested Interest Period.

               (d) If upon the expiration of any Interest Period applicable to Offshore Rate Loans denominated in Dollars, the Company has failed to select in a timely manner a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If Medis has failed to select in a timely manner a new Interest Period to be applicable to Offshore Rate Loans prior to 11:00 a.m. (Toronto time) at least three Business Days in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(c), or if any Default or Event of Default shall then exist, Medis shall be deemed to have elected to convert such Offshore Rate Loans into Canadian Prime Rate Loans effective as of the expiration date of such Interest Period.

               (e) The Applicable Agent will promptly notify each Facility A Domestic Bank, Facility A Canadian Bank or Facility B Bank, as applicable, of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by a Borrower, the Applicable Agent will promptly notify each Facility A Domestic Bank, Facility A Canadian Bank or Facility B Bank, as applicable, of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Facility A Domestic Loans, Facility A Canadian Loans or Facility B Loans held by each Facility A Domestic Bank, Facility A Canadian Bank or Facility B Bank with respect to which the notice was given.

               (f) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Facility A Domestic Loan or Facility B Loan converted into or continued as an Offshore Rate Loan, and Medis may not elect to have a Facility A Canadian Loan continued as an Offshore Rate Loan.

               (g) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect.

               (h) The Dollar Equivalent amount for any conversion to or continuation of a Borrowing in Canadian Dollars will be determined by the Agent for such conversion or continuation on the Computation Date therefor in accordance with subsection 2.16(a).

               2.5  Voluntary Termination or Reduction of Commitments. The
                    -------------------------------------------------
     Company may, upon not less than three Business Days' prior notice to the Agent and the Canadian Administrative Agent, terminate or permanently reduce the Commitments, provided that any such permanent reduction shall be in an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any
                        ------
     prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Facility B Loans would exceed the amount of the combined Facility B Commitments then in effect or the Total Utilization of Facility A Commitments would exceed the amount of the combined Facility A Commitments then in effect. Once reduced in accordance with this Section, the Facility A Commitments and the Facility B Commitments may not be increased, except as provided in Section 2.14. Any reduction of the Facility A Commitments shall be applied to each

Facility A Bank according to its Facility A Pro Rata Share. Any reduction of the Facility B Commitments shall be applied to each Facility B Bank according to its Facility B Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination.

          2.6  Optional Prepayments. Subject to Section 3.4, the Company may, in
               --------------------
the case of Facility A Domestic Loans or Facility B Loans, at any time or from time to time, upon irrevocable notice to the Agent (i) of not less than three Business Days in the case of Offshore Rate Loans (ii) by no later than 9:00 a.m. (San Francisco time) on the date specified for prepayment in the case of Base Rate Loans, prepay Facility A Domestic Loans or Facility B Loans in whole or in part, in minimum amounts of $10,000,000 or any multiple of $1,000,000 in excess thereof. Subject to Section 3.4, Medis, in the case of Facility A Canadian Loans, may, at any time or from time to time, upon irrevocable notice to the Canadian Administrative Agent and the Agent of not less than three Business Days in the case of Facility A Canadian Loans that are Offshore Rate Loans and by no later than 11:00 a.m. (Toronto time) on the date specified for prepayment in the case of Facility A Canadian Loans that are Canadian Prime Rate Loans, ratably prepay Facility A Canadian Loans in whole or in part, and if in part, in minimum amounts of Cdn.$5,000,000 or any integral multiple of Cdn.$1,000,000 in excess thereof. Any notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and the Applicable Currency. The Applicable Agent will promptly notify each Facility A Domestic Bank, Facility A Canadian Bank or Facility B Bank of its receipt of any such notice, and of such Bank's Facility A Pro Rata Share or Facility B Pro Rata Share, as applicable of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

          2.7  Repayment.
               ---------

          (a)  Repayment on Termination Dates and Maturity Dates. Each Borrower
               -------------------------------------------------
shall repay to the Applicable Agent for payment to the Facility A Domestic Banks or Facility A Canadian Banks, as applicable, on the Facility A Termination Date the aggregate principal amount of Facility A Loans made to such Borrower and outstanding on such date. The Company shall repay to the Agent for payment to the Facility B Banks on the Facility B Revolving Termination Date the aggregate principal amount of Facility B Revolving Loans made to the Company and outstanding on such date (such payment to be effected by converting the Facility B Revolving Loans to Term Loans, if and to the extent the Company so elects). The Company shall repay to the Agent for payment to the Facility B Banks on the Term Loan Maturity Date the aggregate principal amount of Facility B Loans made to the Company and outstanding on such date.

          (b)  Repayment by Medis. If on any date Medis ceases to be a Wholly-
               ------------------
Owned Subsidiary of the Company, Medis shall repay to the Facility A Canadian Banks (i) the aggregate principal amount of Facility A Canadian Loans made to Medis and outstanding on such date and (ii) the Face Amount of all outstanding Bankers' Acceptances that have not been paid.

          (c)  Repayments Due to Reductions of Facility A Commitments. From time
               ------------------------------------------------------
to time, if the Total Utilization of Facility A Commitments exceeds the Facility A Commitments of all Banks then in effect, subject to Section 2.17, the Company shall prepay the Facility A Domestic Loans and/or Medis shall prepay the Facility A Canadian Loans, in any event to the extent necessary so that the Total Utilization of Facility A Commitments shall not at any time exceed such Facility A Commitments.

          (d)  Repayments Due to Reductions of Facility A Commitments (Facility
               ----------------------------------------------------------------
A Canadian Loans). From time to time, if the Total Utilization of Facility A
----------------
Canadian Commitments exceeds the combined Facility A Canadian Commitments of the Facility A Banks, subject to Section 2.17, Medis shall prepay the Facility A Canadian Loans to the extent necessary so that the aggregate amount of the Facility A Canadian Loans outstanding shall not at any time exceed such maximum amount.

          (e)  Repayments Due to Reductions or Restrictions of Facility B
               ----------------------------------------------------------
Commitments. From time to time, if the aggregate principal amount of all
-----------
outstanding Facility B Loans to the Company exceeds the Facility B Commitments of all Banks then in effect, the Company shall prepay the Facility B Loans to the extent necessary so that the aggregate principal amount of all outstanding Facility B Loans shall not at any time exceed such Facility B Commitments.

          2.8  Interest.
               --------

          (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date as follows:

               (i) if a Base Rate Loan, then at a rate per annum equal to the Base Rate;

               (ii) if a Canadian Prime Rate Loan, then a rate per annum equal to the Canadian Prime Rate; and

               (iii) if an Offshore Rate Loan, then at a rate per annum equal to the Offshore Rate plus the Applicable Margin.
                          ----

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the applicable Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before ebtry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to
(i) the Canadian Prime Rate plus 1% in the case of Facility A Canadian Loans and
                            ----
Bankers' Acceptances and (ii) the Base Rate plus 1% in the case of Facility A
                                            ----
Domestic Loans and Facility B Loans and any other Obligation.

          (d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the applicable Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

          2.9  Fees.
               ----

          (a)  Arrangement, Agency Fees. The Company shall pay an arrangement
               ------------------------
fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated October 14,
  ----------
1998.

          (b)  Facility Fees. The Company shall pay to the Agent for the account
               -------------
of each Facility A Domestic Bank and Facility B Bank a facility fee computed on a quarterly basis in arrears on the later of the fifth Business Day following the end of each calendar quarter or the fifth Business Day after the Company has received from the Agent a notice setting forth the amount of such fee equal to its Pro Rata Share of the Applicable Facility Fee. The facility fee for any period shall be equal to, (i) in the case of Facility A Loans, (A) the average for such period of the combined Facility A Commitments for all Facility A Banks multiplied by (B) the Applicable Facility Fee, and (ii) in the case of Facility
-----------
B Loans, (X) the average for such period of the combined Facility B Commitments of all Facility B Banks multiplied by (Y) the Applicable Facility Fee.
                        ----------

          Such facility fee shall accrue from the Closing Date to the Facility A Termination Date or the Facility B Revolving Termination Date, as the case may be, and shall be due and payable quarterly in arrears on each date specified above following the end of each calendar quarter through such termination date, with the final payment to be made on such termination date; provided that, in
                                                            -------- ----
connection with any reduction or termination of Commitments under Section 2.5, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fee provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article IV are not met.

          2.10 Computation of Fees and Interest.
               --------------------------------

          (a) All computations of interest for Drafts and Bankers' Acceptances and for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate or a Dollar Equivalent by the Agent or the Canadian Administrative Agent shall be conclusive and binding on each Borrower and the Banks in the absence of manifest error.

          (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

          (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks.

          (e) For purposes of disclosure pursuant to the Interest Act (Canada), the parties hereto acknowledge that:

               (i) The nominal yearly rate of interest to which any rate of interest based on the Offshore Rate or the Canadian Prime Rate is equivalent may be determined by multiplying the rate otherwise determined hereunder by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable under this Agreement and the denominator of which is 360;

               (ii) The nominal yearly discount rate to which the Effective Discount Rate is equivalent may be determined by multiplying the rate otherwise determined hereunder by a fraction, the numerator of which is the number of days in the calendar year in which the Effective Discount Rate is applied in respect of any Drafts or Bankers' Acceptances issued under this Agreement and the denominator of which is 365.

               All calculations of interest or discount hereunder shall be made on the basis of the nominal rates of interest or discount determined hereunder and the parties agree that the principle of deemed reinvestment shall not apply.

               The parties hereto acknowledge that there is a material distinction between nominal and effective rates of interest or discount and that they are capable of making the calculations necessary to calculate and compare such rates. The parties hereto further acknowledge that any rate expressed in the definitions of Offshore Rate and Canadian Prime Rate shall be deemed to be expressed therein as a nominal rate "per annum."

          2.11 Payments by the Borrowers.
               -------------------------
          (a) All payments to be made by each Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Facility A Domestic Banks or the Facility B Banks, as the case may be, at the Agent's Payment Office, and all payments by Medis shall be made to the Canadian Administrative Agent for the account of the Facility A Canadian Banks at the Canadian Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Facility A Canadian Loan or the Bankers' Acceptance Facility, shall be made in Canadian Dollars, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in immediately available funds, and (i) in the case of Facility A Canadian Loan payments, no later than 12:00 noon (Toronto time) on the dates specified herein, and (ii) in the case of any Dollar payments, no later than 12:00 noon (San Francisco time) on the date specified herein. The Applicable Agent will promptly distribute to each Facility A Domestic Bank, Facility A Canadian Bank or Facility B Bank, as applicable, its Facility A Pro Rata Share or Facility B Pro Rata Share, as applicable, (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (San Francisco time), or by the Canadian Administrative Agent later than 12:00 noon (Toronto time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Applicable Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Applicable Agent may assume that such Borrower has made such payment in full to the Applicable Agent on such date in immediately available funds and the Applicable Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower has not made such payment in full to the Applicable Agent, each Bank shall repay to the Applicable Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in Canadian Dollars, the Overnight Canadian Rate, for each day from the date such amount is distributed to such Bank until the date repaid.

          2.12 Payments by the Banks to the Applicable Agent.
               ---------------------------------------------

          (a) Unless the Applicable Agent receives notice from a Bank at least one Business Day prior to the date of any Borrowing, that such Bank will not make available as and when required hereunder to the Applicable Agent for the account of the applicable Borrower the amount of that Bank's Facility A Pro Rata Share or Facility B Pro Rata Share, as applicable, of the Borrowing, the Applicable Agent may assume that each Bank has made such amount available to the Applicable Agent in immediately available funds on the Borrowing Date and the Applicable Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Applicable Agent in immediately available funds and the Applicable Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Applicable Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Facility A Canadian Loans or under the Bankers' Acceptance Facility, the Overnight Canadian Rate, for each day during such period. A notice of the Applicable Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Applicable Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Applicable Agent on the Business Day following the Borrowing Date, the Applicable Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Applicable Agent, such Borrower shall pay such amount to the Applicable Agent for the Applicable Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.13 Sharing of Payments, Etc.
               ------------------------

          (a) If, other than as expressly provided elsewhere herein, any Facility A Bank or Facility B Bank, as the case may be, shall obtain on account of the Loans made by it to any Borrower or the Bankers' Acceptance Facility any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Facility A Pro Rata Share or Facility B Pro Rata Share, as applicable, such Bank shall immediately (a) notify the Applicable Agent of such fact, and (b) purchase from the other Facility A Banks or Facility B Banks such participations in the Loans made by them to such Borrower or Bankers' Acceptances as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however,
                                                             --------  -------
that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Facility A Bank or Facility B Bank, as applicable, shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered; provided further that, for purposes of this subsection 2.13(a), no Bank other than a Facility A Canadian Bank may purchase any portion of or any interest in a Facility A Canadian Loan or Bankers' Acceptance and no Bank other than a Facility A Domestic Bank may purchase any portion of or any interest in a Facility A Domestic Loan and no Bank other than a Facility B Bank may purchase any portion of or any interest in a Facility B Loan. Each Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. The Applicable Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. For purposes of this Section 2.13(a), each Bank that has an Affiliate Bank and such Bank's Affiliate Bank shall be deemed to be a single Bank and such Bank shall not purchase a participation in the Loans made by its Affiliate Bank and such Bank's Affiliate Bank shall not purchase a participation in the Loans made by its Affiliate Bank.

          (b) (1) In the event that there has occurred and is continuing (i) any Event of Default under subsections 9.1(a), 9.1(f) or 9.1(g) or (ii) an acceleration of the maturity of any amounts owing to the Banks under this Agreement, a reallocation of the outstanding Loans (and accrued but unpaid interest thereon) and any outstanding Bankers' Acceptances that have not been paid, the Bankers' Acceptance Facility, the Facility A Commitments and the Facility B Commitments shall occur such that each Bank's Pro Rata Share of the aggregate amount of the outstanding Facility A Loans (and accrued but unpaid interest thereon), Facility B Loans (and accrued but unpaid interest thereon), outstanding Bankers' Acceptances that have not been paid, the Bankers' Acceptance Facility, Facility A Commitments and Facility B Commitments shall equal the percentage obtained by dividing (x) such Bank's Exposure as of the date of notification by (y) the sum of aggregate amount of Exposures of all Banks;

          (2) such reallocation of Loans (and interest), Bankers' Acceptances and Commitments shall be deemed to be an assignment of such Loans, Bankers' Acceptances and Commitments among the Banks pursuant to Section 11.8, and each Bank shall execute and deliver Assignments and Acceptances (as required) to give effect to such reallocation, and payments shall be made on any Loans or Bankers' Acceptances deemed so assigned as contemplated by Section 3 of the applicable Assignment and Acceptance; provided that no consent of any Borrower or Agent
                           --------
shall be requested under Section 11.8 or otherwise in connection with such reallocation and that such reallocation shall be deemed to have accrued whether or not any Assignment and Acceptance is delivered;

          (3) each Bank shall identify its applicable lending office which will be deemed to have purchased the Loans, Bankers' Acceptances and Commitments reallocated and deemed assigned above;

          (4) for the purpose of minimizing any withholding taxes, such reallocation of Loans, Bankers' Acceptances and Commitments and any purchase of participations pursuant to subsection 2.13(c) shall be made to avoid, to the maximum extent possible, (i) the reallocation of Facility A Canadian Loans or Bankers' Acceptances to Facility A Domestic Banks or Facility B Banks, (ii) the reallocation of Facility A Domestic Loans to Facility A Canadian Banks or Facility B Banks and (iii) the reallocation of Facility B Loans to Facility A Domestic Banks or Facility A Canadian Banks; provided that if a reallocation referred to in clause (i), (ii) or (iii) shall be required in accordance with this subsection 2.13(b), to the maximum extent possible, Facility B Loans shall be allocated to Facility A Domestic Banks before they are reallocated to Facility A Canadian Banks and Facility A Domestic Loans shall be reallocated to Facility B Banks before they are reallocated to Facility A Canadian Banks; and

          (5) for purposes of determining such reallocation, the Agent shall determine the Dollar Equivalent of all outstanding Loans and Banker's Acceptances denominated in Canadian Dollars.

          (c) In addition to the agreements set forth in paragraph (a) above, the Banks each agree among themselves that if the reallocation set forth in subsection 2.13(b) shall occur, if any of them shall, through the exercise of the right of counterclaim, set-off, banker's lien, collection or other remedy by Agent or otherwise, including the enforcement of rights under this Agreement, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Loans, amounts payable in respect of such Bank's right to receive reimbursement from the Company or Medis in respect of amounts due under or in respect of the Bankers' Acceptance Facility (collectively, the "Aggregate Amounts Owing" to such Bank) which is greater than the proportionate reduction of the Aggregate Amounts Owing to any other Bank, then the Bank receiving such proportionately greater payment shall (y) notify each other Bank and the Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon receipt of any such payment) in the Aggregate Amounts Owing to the other Banks as necessary to assure that all such recoveries and payments in respect of the Aggregate Amounts Owing shall be ratably shared by all of the Banks as reallocated pursuant to paragraph (b) above; provided, however, that if all or
                                             --------  -------
part of such proportionately greater payment received by such purchasing Bank is thereafter recovered from such Bank, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Bank to the extent of such recovery, but without interest.

          2.14 Optional Increase in Commitments. At any time prior to the
               --------------------------------
Facility A Termination Date, if no Default has occurred and is continuing, the Company shall have the option to increase the total amount of the Commitments either by (a) increasing the Commitment of one or more Banks already party to this Agreement or (b) adding a financial institution not a party hereto (a "New
                                                                            ---
Bank") as a party to this Agreement. The effectiveness of any such increase is
----
subject to the satisfaction of the following conditions:

               (i) that the Company shall provide prompt notice of such increase to the Agent, who shall promptly notify the other Banks;

               (ii) that each Bank whose Commitment is to increase shall have agreed to such increase by a writing addressed to the Company and to the Agent;

               (iii) that each New Bank shall be an Eligible Assignee;

               (iv) that each New Bank shall have executed counterpart signature pages of this Agreement;

               (v) the total Commitments, following such increase, shall not exceed $1,500,000,000; and

               (vi) the total Facility A Commitments, following such increase, shall not exceed $700,000,000 provided, however, that any such increase in the Commitments
               --------  -------
     shall (i) prior to the Facility B Revolving Loan Termination Date, be allocated between the Facility A Commitments and the Facility B Commitments on a pro rata basis such that the proportions of each such type of Commitment as a portion of the total Commitments remains unchanged from such proportions which exist on the date of this Agreement (i.e., 33 1/3% to the Facility A Commitments and 66 2/3% to the Facility B Commitments); and (ii) on or after the Facility B Revolving Termination Date, be allocated entirely to the Facility A Commitments.

               Upon any such increase in the Commitments of a Bank already party to this Agreement, the signature page hereto for such Bank shall be deemed to be amended to reflect such increase. If a New Bank becomes a party to this Agreement, the counterpart signatures executed by such New Bank shall indicate the Commitments of such New Bank. In case of any increase in Commitments, Schedule 2.1 shall be modified accordingly.
                  ------------

          2.15 Conversion of Facility B Loans to Term Loans.
               --------------------------------------------

          (a) Each Facility B Bank severally agrees on the terms and conditions set forth in this Agreement to advance to the Company (upon request of the Company pursuant to this Agreement) on the Facility B Revolving Termination Date an amount up to the sum of (i) the outstanding principal amount of the Facility B Loans made by such Facility B Bank and outstanding as of the opening of business on the Facility B Revolving Termination Date plus (ii) the amount available to be borrowed from such Facility B Bank as of the opening of business on the Facility B Revolving Termination Date. The aggregate of such advances is collectively called the "Term Loans". The Term Loans will mature on the Term Loan Maturity Date.

          (b) The Term Loans shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Notice of Borrowing (which notice must be received by the Agent not later than 12:00 noon (San Francisco time) not less than three Business Days prior to the Facility B Revolving Termination Date), specifying: (A) the amount of the Term Loans which shall be in a principal amount not more than the sum of
(i) the aggregate principal amount of the Facility B Loans which will be outstanding as of the opening of business on the Facility B Revolving Termination Date, plus (ii) the amount available to be borrowed from the Facility B Banks as of the opening of business on the Facility B Revolving Termination Date; (B) whether the Term Loans shall be comprised of Base Rate Loans or Offshore Rate Loans, and the amounts of such advances; and (C) the Interest Period applicable to the advances included in such notice.

          (c) The proceeds of the Term Loans will be used to pay the principal amount of the Facility B Revolving Loans outstanding at the time the Term Loans are made.

          2.16 Utilization of Facility A Commitments in Canadian Dollars.
               ---------------------------------------------------------

          (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Facility A Canadian Loans that are Offshore Rate Loans as of the date which is three Business Days prior to the requested Borrowing Date, (ii) Bankers' Acceptance or Borrowing comprised of Facility A Canadian Loans that are Canadian Prime Rate Loans, one day prior to the requested Borrowing Date or date of acceptance, (iii) outstanding Facility A Canadian Loans or Bankers' Acceptances as of the last Business Day of each month, and (iv) conversions to or continuation of Facility A Canadian Loans as of the date the related Notice of Conversion/Continuation is received by the Canadian Administrative Agent or, if such conversion or continuation is performed in accordance with subsection 2.16(b) or Section 3.5, as of, in the case of subsection 2.16(b), the date that the request by the Majority Banks is received by the Agent or, in the case of Section 3.5, the date that the notice by the Agent is received by the Borrower and the Banks (each such date under clauses (i) through (iv) a "Computation Date" ).
                            ----------------

          (b) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Facility A Canadian Loans consisting of Offshore Rate Loans shall be converted into Canadian Prime Rate Loans with effect from the last day of the Interest Period with respect to any such Facility A Canadian Loans. The Agent will promptly notify the Company and Medis of any such conversion request.

          2.17 Currency Exchange Fluctuations. Subject to Section 3.4, if on any
               ------------------------------
Computation Date the Agent or the Canadian Administrative Agent shall have determined that (a) the Total Utilization of Facility A Commitments exceeds the combined Facility A Commitments of the Facility A Banks by more than $3,000,000, or (b) the Total Utilization of Facility A Canadian Commitments exceeds the combined Facility A Canadian Commitments of the Facility A Banks by more than $3,000,000, in either event due to a change in applicable rates of exchange between Dollars and Canadian Dollars, then the Agent shall give notice to the
                                      ----
Borrowers that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the Total Utilization of Facility A Commitments does not exceed the combined Facility A Commitments and the Total Utilization of Facility A Canadian Commitments does not exceed the combined Facility A Canadian Commitments of the Facility A Banks. No prepayment of Loans is required pursuant to this Section 2.17 or Section 2.7 in the event that the Total Utilization of Facility A Commitments exceeds the combined Facility A Commitments of the Facility A Banks by $3,000,000 or less, or the Total Utilization of Facility A Canadian Commitments exceeds the combined Facility A Canadian Commitments of the Facility A Banks by $3,000,000 or less, in either event due to a change in applicable rates of exchange between Dollars and Canadian Dollars.

          2.18 Bankers' Acceptances for Medis.
               ------------------------------

          (a)  Acceptance Commitment.

          (1) Each Facility A Canadian Bank severally agrees, on and subject to the terms and conditions set forth herein: (i) in the case of a Facility A Canadian Bank that is able to accept Drafts from Medis, to create acceptances (each, a "Bankers' Acceptance") by accepting Drafts from Medis and to purchase such Bankers' Acceptances in accordance with Section 2.18(d); and (ii) in the case of a Facility A Canadian Bank that has participated all or any part of its interest in the Bankers' Acceptance Facilities to a participant which is able to accept Drafts from Medis, to arrange for the creation of Bankers' Acceptances by such participant and for the purchase of such Bankers' Acceptances by such participant, to the extent of such participation or assignment, in accordance with Section 2.18(d). The Total Utilization of Facility A Commitments after any Drawing shall not exceed the combined Facility A Commitments then in effect.

          (2) Each Drawing shall be in an aggregate Face Amount of not less than Cdn.$5,000,000 and in integral multiples of Cdn.$1,000,000 and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, effected or arranged by the Facility A Banks in accordance with Section 2.18(d), ratably according to their respective Facility A Pro Rata Shares.

          (3) Anything contained in this Agreement to the contrary notwithstanding, the Bankers' Acceptance Facility and the Facility A Loan Commitment shall be subject to the following limitations:

               (i) The amount otherwise available for Drawing under the Facility A Commitment as of any time of determination shall be reduced by an amount equal to the sum of the outstanding Facility A Loans and the Acceptance Usage as of such time of determination;

               (ii) The Total Utilization of Facility A Canadian Commitments shall not exceed the combined Facility A Canadian Commitments of the Facility A Banks; and

               (iii) The Total Utilization of Facility A Commitments shall not exceed the Facility A Commitments then in effect.

          (b)  Drawing Notice.

          (1) Each Drawing shall be made on two Business Days' prior written notice specified in relation to Bankers' Acceptances, given not later than 11:00 a.m. (Toronto time), by the Company and Medis to the Agent. Each such notice of a Drawing (a "Drawing Notice") shall be given in substantially the form of Exhibit G annexed hereto or by telephone confirmed promptly in writing, containing the same information as would be contained in a Drawing Notice, and shall specify therein (i) the Drawing Date; (ii) the aggregate Face Amount of Drafts to be accepted; and (iii) the maturity date for such Drafts. The Canadian Administrative Agent shall give each Facility A Canadian Bank prompt notice of such Drawing Notice and of such Facility A Canadian Bank's ratable portion of Drafts to be accepted under the Drawing.

          (2) Medis shall not request in a Drawing Notice a maturity date for Drafts which would be subsequent to the Facility A Termination Date.

          (3) Each Drawing Notice shall be irrevocable and binding on Medis and the Company. Medis and the Company shall indemnify each Facility A Canadian Bank against any loss or expense incurred by such Facility A Canadian Bank as a result of any failure by Medis to fulfill or honor before the date specified for any Drawing, the applicable conditions set forth in this Section 2.18 or Section 4.3, if the Drawing, as a result of such failure, is not made on such date.

          (4) Medis shall repay, and there shall become due and payable, on the Drawing Date the principal amount of any Facility A Canadian Loans which Medis seeks to convert, if any, in whole or in part, to Bankers' Acceptances on such Drawing Date.

          (5) None of the Canadian Administrative Agent, the Agent or the Facility A Canadian Banks shall incur any liability to Medis or the Company in acting on the telephonic notice referred to above which the Canadian Administrative Agent, the Agent or any Facility A Canadian Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Medis or for otherwise acting in good faith under this
Section 2.18 and upon the acceptance of Drafts or Bankers' Acceptances pursuant to any such telephonic notice, Medis shall be liable with respect thereto as provided herein. In the event of a conflict between the Canadian Administrative Agent's record of the applicable terms of any Drawing and such Drawing Notice, Canadian Administrative Agent's record shall prevail, absent manifest or demonstrable error.

          (c)  Form of Bankers' Acceptances.

          (1) Each Draft presented by Medis shall (i) be in a minimum denomination of Cdn $150,000, (ii) be dated the date of the Drawing; (iii) mature and be payable by Medis (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs no less than seven days nor more than 180 days after the date thereof, which term shall be specified on the Drawing Notice presented by Medis in accordance with subsection 2.18(b)(1); (iv) be substantially in the form of Exhibit H-1 annexed hereto; and
(v) if such Draft is drawn on a Facility A Canadian Bank that is a Member, be payable to the Clearing House.

The acceptance endorsed by a Facility A Canadian Bank on any Draft shall be substantially in the form of Exhibit H-2 annexed hereto or such other form as may be agreed by Medis and such Facility A Canadian Bank.

          (2) Medis hereby renounces, and shall not claim, any days of grace for the payment of any Bankers' Acceptances or Drafts.

          (d)  Acceptance and Purchase of Drafts.

          (1) Not later than 11:00 a.m. (Toronto time) on an applicable Drawing Date, each Facility A Canadian Bank shall, as the case may be, (i) complete one or more Drafts dated the date of such Drawing, with the maturity date specified by the Company and Medis in the Drawing Notice, accept such Drafts, and purchase the Bankers' Acceptances thereby created for the Drawing Purchase Price; and
(ii) arrange for its participant to complete one or more Drafts dated the date of such Drawing, with the maturity date specified by Medis and the Company in the Drawing Notice, to accept such Drafts and to purchase the Bankers' Acceptances thereby created for the Drawing Purchase Price.

          (2) The failure of any Facility A Canadian Bank to accept Drafts or purchase Bankers' Acceptances or Drafts as part of any Drawing shall not relieve such Facility A Canadian Bank of its obligation, if any, to accept Drafts and purchase Bankers' Acceptances or Drafts hereunder, but a Facility A Canadian Bank shall not be responsible for the failure of any other Facility A Canadian Bank to accept Drafts or purchase Bankers' Acceptance or Drafts on the Drawing Date for any Drawing.

          (3) Medis shall ensure that there is delivered to each Facility A Canadian Bank that is a Member, and such Facility A Canadian Bank is hereby authorized to release the Bankers' Acceptance accepted by it to the Clearing House (or its custodian or the nominee of the Clearing House or its custodian) upon receipt of, confirmation that the Clearing House holds such Bankers' Acceptance for the account of such Facility A Canadian Bank.

          (e)  Payment of Drawing Purchase Price.

          (1) Subject to Section 2.18(b)(4), each Facility A Canadian Bank shall, before 12:00 noon (Toronto time) on the applicable Drawing Date, pay or cause to be paid, the Drawing Purchase Price in respect of any Bankers' Acceptances which such Facility A Canadian Bank has purchased or arranged to have purchased pursuant to Section 2.18(d)(1) by depositing or causing to be deposited such amount to such account maintained by the Canadian Administrative Agent at BofA Canada as shall have been notified to such Facility A Canadian Bank by the Canadian Administrative Agent, in Canadian Dollars in same day funds. Promptly upon receipt of such funds, the Canadian Administrative Agent shall make such funds available to Medis by debiting such account (or causing such account to be debited), and by crediting Medis' account, as to which Medis shall have notified the Canadian Administrative Agent prior thereto, maintained by the Canadian Administrative Agent at BofA Canada with like funds in the aggregate amount of such funds.

          (2) Bankers' Acceptances purchased by a Facility A Canadian Bank or its participant hereunder may be held by such Facility A Canadian Bank or such participant, as the case may be, for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in Canada, in such Facility A Bank's or its participant's sole discretion.

          (f) Effective Discount Rate Determination. The Canadian Administrative Agent shall give prompt notice to the Company and Medis of the Effective Discount Rate and the Drawing Fee Rate determined by the Canadian Administrative Agent for an applicable Drawing Date. Promptly upon request of either Borrower, the Canadian Administrative Agent shall provide such Borrower an indicative Effective Discount Rate, which rate shall not be binding on the Canadian Administrative Agent, the Agent or the Banks for purposes of any Drawing or acceptance of Drafts.

          (g)  Payment at Maturity.

          (1) Medis shall pay to the Canadian Administrative Agent, and there shall become due and payable, at 12:00 noon (Toronto time) on the maturity date for each Bankers' Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Bankers' Acceptance. Medis shall make each payment hereunder in respect of Bankers' Acceptances by deposit of the required funds to the Canadian Administrative Agent at the Canada Administrative Agent's Payment Office. Upon receipt of such payment, the Canadian Administrative Agent will promptly thereafter cause such payment to be distributed in like funds in payment of Bankers' Acceptances ratably (based on the proportion that the aggregate Face Amount of Bankers' Acceptances held by any Facility A Canadian Bank or any participant thereof maturing on the relevant date bears to the aggregate Face Amount of Bankers' Acceptances accepted or held by all Facility A Canadian Banks or any participants or assignees thereof maturing on such date) to Facility A Canadian Banks for their account and for the account of any participant, to the extent of and in accordance with their participation. Such payment to the Canadian Administrative Agent shall satisfy Medis' obligations under any Bankers' Acceptances to which it relates and each Facility A Canadian Bank that has accepted such Bankers' Acceptances shall thereafter be solely responsible for the payment of such Bankers' Acceptances and shall indemnify and hold Medis harmless against any liabilities, costs or expenses incurred by Medis as a result of any failure by such Facility A Canadian Bank or such participant to pay such Bankers' Acceptance in accordance with its terms.

          (2) If Medis fails to pay any Bankers' Acceptance when due, or to convert or renew the Face Amount of such Bankers' Acceptance pursuant to Section 2.18(i), the unpaid amount due and payable in respect thereof shall be converted as of such date, and without any necessity for Medis to give a Notice of Borrowing in accordance with Section 2.3, to, and thereafter be outstanding as, a Canadian Prime Rate Loan made by, Facility A Canadian Banks and shall bear interest calculated and payable as provided in Section 2.8.

          (h) Presigned Draft Forms. To enable the Facility A Banks to create Bankers' Acceptances or complete Drafts in the manner specified in this Section 2.18, Medis shall supply each Facility A Canadian Bank with such number of Drafts as such Facility A Canadian Bank may reasonably request, duly endorsed and executed on behalf of Medis by any one or more of its authorized officers. Each Facility A Canadian Bank shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Facility A Canadian Bank will, upon request by Medis, promptly advise Medis of the number and designations, if any, of the uncompleted Drafts then held by it. The signatures of such officers may be mechanically reproduced in facsimile and Drafts and Bankers' Acceptances bearing such facsimile signatures shall be binding upon Medis as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or Bankers' Acceptance as one of such officers may no longer hold office at the date thereof or at the date of its acceptance by a Facility A Canadian Bank or a participant hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon Medis.

         (i) Conversion or Renewal of Bankers' Acceptances. Upon the maturity of a Bankers' Acceptance, the Company and Medis may elect to (i) renew such Bankers' Acceptance, by giving a Drawing Notice in accordance with Section 2.18(b)(1); or (ii) have all or a portion of the Face Amount of such Bankers' Acceptance converted to an Offshore Rate Loan or Canadian Prime Rate Loan, by giving a Notice of Borrowing in accordance with Section 2.3. If the Bankers' Acceptances to be converted cannot be converted into an Offshore Rate Loan or Canadian Prime Rate Loan in an aggregate amount which may be made as an Offshore Rate Loan or Canadian Prime Rate Loan, as the case may be, under this Agreement, then the amount which cannot be so converted shall be repaid to the Canadian Administrative Agent for distribution to the Facility A Canadian Banks in accordance with Section 2.18(g) on the date of such conversion.

          (j)  Circumstances Making Bankers' Acceptances Unavailable.

          (1) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon Medis and the Company, and notifies Medis that, by reason of circumstances affecting the money market (i) there is no market for Bankers' Acceptances; or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder; then,

               (i) the right of the Company and Medis to request a Drawing shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies Medis; and

               (ii) any Drawing Notice which is outstanding shall be cancelled and the Drawing requested therein shall not be made.

          (2) The Canadian Administrative Agent shall promptly notify Medis and the Agent of the suspension of Medis' right to request a Drawing and of the termination of any such suspension.

          (k)  Prepayments. Except as required or permitted by Article IX or
Section 2.7, no repayment of a Bankers' Acceptance shall be made by Medis to a Facility A Canadian Bank prior to the maturity date thereof. Any such repayment, made as required by Article IX or Section 2.7, shall be made (unless such repayment has been rescinded or otherwise is required to be returned by such Facility A Canadian Bank to Medis for any reason) in accordance with the provisions of Section 2.18(g)(1). Any such payment by Medis to the Canadian Administrative Agent shall satisfy Medis' obligations under the Bankers' Acceptance to which it relates and, in the case of a Bankers' Acceptance which has been accepted by a Facility A Canadian Bank or its participant, such Facility A Canadian Bank or such participant shall thereafter be solely responsible for the payment of such Bankers' Acceptance and shall indemnify and hold Medis harmless against any liabilities, costs or expenses incurred by Medis as a result of any failure by such Facility A Canadian Bank or such participant to pay such Bankers' Acceptance in accordance with its terms.

          2.19 Replacement of a Bank. If either Borrower receives a notice of
               ---------------------
amounts due pursuant to subsection 3.3(a), subsection 3.3(b) or subsection 3.3(c) from a Bank or a Bank defaults in its obligations hereunder (any such Bank, a "Subject Bank"), so long as (i) no Event of Default shall have occurred and be continuing and the Company has obtained a commitment from another Bank or an Eligible Assignee to purchase at par the Subject Bank's Loans and assume the Subject Bank's Commitments and all other obligations of the Subject Bank hereunder and (ii) the Subject Bank is unwilling to remedy its default or withdraw its notice, upon 10 days' prior written notice to the Subject Bank and the Agent, the Company may require the Subject Bank to assign all of its Loans and Commitments to such other Bank or Eligible Assignee pursuant to the provisions of Section 11.8; provided that, prior to or concurrently with such replacement (i) each Borrower has paid to the Subject Bank all amounts under
Article III through such date of replacement, (ii) Company or the applicable assignee have paid to Administrative Agent the processing fee required to be paid by Section 11.8 and (iii) all of the requirements for such assignment contained in Section 11.8, including, without limitation, the consent of the Agent (if required) and the receipt by the Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

          3.1  Taxes.
               -----

          (a) Any and all payments by each Borrower to each Bank or the Applicable Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers jointly and severally shall pay all Other Taxes.

          (b) Each Borrower agrees to indemnify and hold harmless each Bank and each of the Agents for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or any of the Agents and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or any of the Agents makes written demand therefor.

          (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or any of the Agents, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or such of the Agents, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii)  such Borrower shall make such deductions and withholdings;

               (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) such Borrower shall also pay to such Bank or such Agent at the time the sum payable is paid, all additional amounts which the Bank or Agent specifies as necessary to preserve the after-tax yield the Bank or Agent would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (e) If a Borrower is required to pay additional amounts to any Bank or any of the Agents pursuant to this Section 3.1, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to take such actions as are necessary to minimize such Borrower's obligations under this
Article III, including without limitation, changing the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such actions in the sole judgment of such Bank are not otherwise disadvantageous to such Bank.

          (f) Notwithstanding anything to the contrary in this Section 3.1, neither Borrower shall be required to compensate an Assignee or Participant of a Loan or Bankers' Acceptance for withholding taxes, if at the time of such assignment (i) the assigning Bank was not subject to withholding taxes in respect of any amount in respect of the Loans or Bankers' Acceptances and (ii) the Assignee or Participant was subject to withholding taxes at the time of such assignment in respect of such amount. In addition, notwithstanding anything to the contrary in this Section 3.1, in no event shall any Borrower be required to compensate a Bank or a participant of a Bankers' Acceptance as contemplated in subsection 2.18 for withholding taxes under this Section 3.1 if such withholding tax results from a participation as contemplated in subsection 2.18.

          (g) Without prejudice to the survival of any other agreement of either Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 3.1 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

          3.2  Illegality.
               ----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in Canadian Dollars), then, on notice thereof by the Bank to the Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the applicable Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), either, (A)(i) in the case of the Company, convert in full such Offshore Rate Loans into Loans of another Type and (ii) in the case of Facility A Canadian Loans to Medis, convert in full such Offshore Rate Loans into Canadian Prime Rate Loans or (B) prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon (in the case of a prepayment) and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the applicable Borrower prepays any Offshore Rate Loan as provided in the preceding sentence, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, (i) a Base Rate Loan in the case of the Company and (ii) a Canadian Prime Rate Loan, in the case of Medis.

          3.3  Increased Costs and Reduction of Return.
               ---------------------------------------

          (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits or any change introduced prior to the Closing Date) or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (other than any guideline or request introduced prior to the Closing Date), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the applicable Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Applicable Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided that no
                                                             --------
Bank shall be entitled to obtain compensation with respect to any period prior to six (6) months prior to making such demand.

          (b) If the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or the compliance with any guideline or request imposed or made from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law) any reserve (including, without limitation, any reserve requirement imposed under the Bank Act (Canada) or the Regulations thereunder), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Facility A Canadian Bank's applicable lending office shall be imposed on or deemed applicable or any other condition affecting Drafts or Bankers' Acceptances or such Facility A Canadian Bank's obligation to accept Drafts shall be imposed on such Facility A Canadian Bank or its applicable lending office, in any such case after the Closing Date; and, as a result thereof, there shall be any increase in the cost to such Facility A Canadian Bank of agreeing to accept or accepting, funding or maintaining Drafts or Bankers' Acceptances, or there shall be a reduction in the amount received or receivable by such Facility A Canadian Bank or its applicable lending office, then Medis shall from time to time, upon written notice from and demand by such Facility A Canadian Bank (with a copy of such notice to the Company, the Canadian Administrative Agent and the Agent), pay to the Canadian Administrative Agent, for the account of such Facility A Canadian Bank, within five (5) Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Facility A Canadian Bank against such increased cost; provided, however, that neither Borrower shall have any
                --------  -------
liability to a Facility A Canadian Bank under this subsection 3.3(b) with respect to the imposition of any withholding tax to the extent Borrowers are not required to make payments to such Facility A Canadian Bank with respect to the imposition of such withholding tax under Section 3.1; provided further that a
                                                      -------- -------
Facility A Canadian Bank shall not be entitled to avail itself of the benefit of this subsection 3.3(b) to the extent that any such increased cost or reduction was incurred more than six (6) months prior to the time it gives notice to Medis. A certificate as to the amount of such increased cost submitted to Medis, the Company, the Canadian Administrative Agent and the Agent by a Facility A Canadian Bank, shall, except for manifest or demonstrable error, be final, conclusive and binding for all purposes.

          (c) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in any such case, after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the applicable Borrower through the Applicable Agent, such Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided no Bank shall be entitled to
                                          --------
receive additional amounts with respect to any period prior to six (6) months prior to making such demand.

          3.4   Funding Losses. Each Borrower shall reimburse each bank and hold
                ---------------
each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of such Borrower to borrow, continue or convert a Loan after the Company has, or the Company and Medis have, as the case may be given, (or is/are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

          (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan or Canadian Prime Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by such Bank to maintain its Offshore Rate Loans or from fees payable by such Bank to terminate the deposits from which such funds were obtained or from charges relating to any Loans. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          3.5  Inability to Determine Rates. If the Agent determines that for
               ----------------------------
any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the applicable Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the applicable Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation previously submitted by such Borrower. If the applicable Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as (i) Base Rate Loans in the case of Facility A Domestic Loans or Facility B Loans and (ii) Canadian Prime Rate Loans in the case of Facility A Canadian Loans instead of Offshore Rate Loans, as the case may be.

          3.6  Certificates of Banks. Any Bank claiming reimbursement or
               ---------------------
compensation under this Article III shall deliver to the Company and the applicable Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          3.7  Survival. The agreements and obligations of the Borrowers in this
               --------
Article III shall survive the payment of all other Obligations.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

          4.1  Conditions of Initial Loans. The obligation of each Bank to make
               ---------------------------
its initial Loan hereunder is subject to the condition that the Agent have received on or before the date the initial Loan is made but not later than fifteen (15) Business Days after the date hereof all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a)  Credit Agreement. This Agreement executed by each party hereto
               ----------------
and, if requested by any Bank, the Note(s) requested by such Bank executed by the applicable Borrower;

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors of the Company and the unanimous shareholder agreement and resolution of the shareholders of Medis authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower; and

               (ii) A certificate of the Secretary or Assistant Secretary of each Borrower, certifying the names and true signatures of the officers of such Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c)  Organization Documents; Good Standing. Each of the following
               -------------------------------------
documents:

               (i) the articles or certificate of incorporation and the bylaws of each Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Borrower as of the Closing Date;

               (ii) a good standing and tax good standing certificate for the Company from the applicable Secretary of State (or similar, applicable Governmental Authority) of the States of Delaware and California dated as of a recent date; and

               (iii) a certificate of status for Medis from the Ministry of Consumer and Commercial Relations (Ontario), dated as of a recent date;

          (d)  Legal Opinions.
               --------------

               (i) An opinion of Ivan D. Meyerson, Vice President and General Counsel of the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-1;

               (ii) an opinion of Blake, Cassels & Graydon, Canadian counsel to the Company and Medis, substantially in the form of Exhibit D-2;

          (e)  Payment of Fees. Evidence of payment by the Company of all
               ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 11.4;

          (f)  Company Certificates. A certificate signed by a Responsible
               --------------------
Officer of the Company, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing;

               (iii) there has occurred since March 31, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (iv)  designating the Closing Date;

          (g)  Medis Certificate. A certificate signed by a Responsible Officer
               -----------------
of Medis, dated as of the Closing Date, stating that:

               (i)   the representations and warranties of Medis contained in
     Article V are true and correct on and as of the Closing Date, as though made on and as of such date;

               (ii) no Default or Event of Default with respect to Medis or any of its Subsidiaries exists or would result from the initial Borrowing; and

               (iii) there has occurred since March 31, 1998, no event or circumstance with respect to Medis or any of its Subsidiaries that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (h)  Notices of Termination. Notices of termination signed by a
               ----------------------
Responsible Officer of the Company whereby the Company gives notice, pursuant to each of (i) that certain Credit Agreement dated as of March 31, 1995, by and among the Company, Medis, BofA, as agent, Chemical Bank, as co-agent, BofA Canada, as Canadian administrative agent, and the financial institutions on the signature pages thereof, as amended; (ii) that certain Credit Agreement dated as of November 4, 1996, by and among the Company, BofA, as agent, The Chase Manhattan Bank, as co-agent, and the financial institutions on the signature pages thereof, as amended and (iii) that certain Credit Agreement dated as of November 21, 1997, by and among the Company, BofA, as agent, and the financial institutions on the signature pages thereof (such Credit Agreements, the "Existing Credit Agreements"), of the Company's intent to terminate, upon the
 --------------------------
effectiveness of this Agreement, any commitments currently existing under any of the Existing Credit Agreements.

          (i)  Other Documents. Such other approvals, opinions, documents or
               ---------------
materials as the Agent or any Bank may reasonably request.

          4.2  Conditions To All Borrowings. The obligation of each Bank to make
               ----------------------------
any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

          (a)  Notice of Borrowing or Conversion/Continuation. The Applicable
               ----------------------------------------------
Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

          (b)  Continuation of Representations and Warranties. The
               ----------------------------------------------
representations and warranties in Article V and the other Loan Documents shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (c)  No Existing Default. No Default or Event of Default shall exist
               -------------------
or shall result from such Borrowing or continuation or conversion; and

          (d)  Facility A Canadian Loans. In the case of any Loan to be made to
               -------------------------
Medis, Medis shall be a Wholly-Owned Subsidiary of the Company.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company or, in the case of a Facility A Canadian Loan, by the Company and Medis hereunder shall constitute a representation and warranty by the Company or, in the case of a Facility A Canadian Loan, by the Company and Medis, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.2 are satisfied.

          4.3  Conditions To Bankers' Acceptance Facility. The obligation of
               ------------------------------------------
Facility A Canadian Banks to accept and discount any Draft or Bankers' Acceptance is subject to prior or concurrent satisfaction of all of the following conditions:

          (a) On or before the date of acceptance and discounting of the initial Draft or Bankers' Acceptance, each of the conditions set forth in
Section 4.1 shall have been satisfied.

          (b) Each of the conditions to the acceptance and discounting of such Draft or Bankers' Acceptance set forth in Section 2.18 shall have been satisfied.

          (c) On the date of acceptance and discounting of such Draft or Bankers' Acceptance, all conditions precedent described in Section 4.2 (other than paragraph (a)) shall be satisfied to the same extent as though the acceptance and discounting of such Draft or Bankers' Acceptance were the making of a Loan.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants (which representations and warranties in the case of Medis shall be limited to Medis and its Subsidiaries and other facts and circumstances known to Medis and its Subsidiaries) to the Agent and each Bank that:

          5.1  Corporate Existence And Power. The Company and each of its
               -----------------------------
Subsidiaries:

          (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

          (b) has the power and authority and all required governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d)  is in compliance with all Requirements of Law;

except, with respect to Subsidiaries of the Company other than Material Subsidiaries, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and, with respect to the Company and its Material Subsidiaries in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.2  Corporate Authorization; No Contravention. The execution,
               -----------------------------------------
delivery and performance by each Borrower of this Agreement and each other Loan Document to which such Borrower is party, and any Borrowing as of the date of such Borrowing have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of any Borrower's Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or its property is subject; or

          (c)  violate any Requirement of Law.

          5.3  Governmental Authorization. No approval, consent, exemption,
               --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of the Agreement or any other Loan Document.

          5.4  Binding Effect. This Agreement and each other Loan Document to
               --------------
which each Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          5.5  Litigation. There are no actions, suits, proceedings, claims or
               ----------
disputes pending, or to the best knowledge of each Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect as of the Closing Date. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          5.6  No Default. No Default or Event of Default exists or would result
               ----------
from the incurring of any Obligations by any Borrower. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect as of the Closing Date, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).

          5.7  Use Of Proceeds; Margin Regulations. The proceeds of the Loans
               -----------------------------------
are to be used solely for the purposes set forth in Section 6.9. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          5.8  Financial Condition.
               -------------------
          (a) The (i) audited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the three months ended on that date:

                    (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the unaudited statements to ordinary, good faith year end audit adjustments;

                    (B) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                    (C) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof required to be shown in accordance with GAAP.

          (b) As of the Closing Date, since March 31, 1998, there has been no Material Adverse Effect.

          5.9  Regulated Entities. None of the Company, any Person controlling
               ------------------
the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment

Company Act of 1940. Neither Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal, state or other statute or regulation limiting its ability to incur Indebtedness.

          5.10  No Burdensome Restrictions. Neither the Company nor any
                --------------------------
Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          5.11  Subsidiaries And Certain Liens As Of The Closing Date. As of the
                -----------------------------------------------------
Closing Date, the Company has no corporate Subsidiaries other than those listed in part (a) of Schedule 5.11 hereto. As of the Closing Date, part (b) of
Schedule 5.11 describes all outstanding Indebtedness of the Company and its Subsidiaries for borrowed money in excess of $25,000,000 that is secured by a Lien existing on property of the Company or any of its Subsidiaries.


          5.12  Year 2000 Compliance. The Company and its Subsidiaries have
                --------------------
developed and budgeted for a comprehensive program to address the Year 2000 Problem. The Company and its Subsidiaries have implemented that program substantially in accordance with its timetable and budget and the Company reasonably anticipates that they will substantially avoid the Year 2000 Problem as to all computers, as well as embedded microchips in non-computing devices, which are (a) owned, leased or otherwise under the control of the Company or any of its Subsidiaries, and (b) material to the business, properties or operations of the Company or any of its Subsidiaries. The Company and its Subsidiaries have developed commercially reasonable contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 Problem, including those of vendors, customers and suppliers.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than Obligations under Section 11.5 that remain contingent after termination of the Commitments and payment of all other Obligations) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

          6.1   Financial Statements. The Company shall deliver to the Agent, in
                --------------------
form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended March 31, 1999), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent
                                                           -----------
Auditor"), which report shall state that such consolidated financial statements
-------
present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited as to (i) going concern, (ii) any restriction or limitation in the examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or (iii) possible errors generated by financial reporting and related systems due to the Year 2000 Problem; and


          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 1998), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries (which certification may be part of the related Compliance Certificate delivered pursuant to Section 6.2(a)).


          6.2  Certificates; Other Information. The Company shall furnish to the
               --------------------------------
Agent, with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Company;

          (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, including Medis, as the Agent, at the request of any Bank, may from time to time reasonably request.

          6.3  Notices. The Company and Medis shall notify the Agent and each
               -------
Bank:

          (a) promptly, upon such occurrence, of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (b) promptly, upon such occurrence, of any matter that has resulted or may result in a Material Adverse Effect;

          (c) promptly upon any Responsible Officer of Company obtaining knowledge thereof of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation of arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively "Proceedings") not previously disclosed in writing by the Company to the Banks or (ii) any material development in any Proceeding that, in the case of clause (i) or (ii) above, (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, together with such other information as may be reasonably available to Company that the Agent requests to enable the Agent and the Banks to evaluate such matters.

          (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries, including but not limited to any change that has any effect on the calculation of any financial covenant in this Agreement.

          6.4  Preservation Of Corporate Existence, Etc. The Company and Medis
               -----------------------------------------
shall, and shall cause their respective Material Subsidiaries to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of their respective states or jurisdictions of incorporation except, in the case of any Material Subsidiary (other than Medis), in connection with transactions permitted by Section 7.2; and

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 7.2 or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.5  Insurance. The Company and Medis shall maintain, and shall cause
               ---------
their respective Material Subsidiaries to maintain, with financially sound and reputable insurers, insurance (including self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as the Company reasonably deems prudent from time to time.

          6.6  Payment Of Taxes.  The Company and Medis shall, and shall cause
               ----------------
each of their respective Material Subsidiaries to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than obligations that a Responsible Officer is not aware of or are of a nominal amount), unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

          6.7  Compliance With Laws.  The Company and Medis shall comply, and
               --------------------
shall cause each of their respective Subsidiaries to comply, in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          6.8   Inspection Of Property And Books And Records. The Company and
                --------------------------------------------
Medis shall maintain and shall cause each of their respective Material Subsidiaries to maintain in all material respects proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company and Medis shall permit, and shall cause each of their respective Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any
         --------  -------
Bank may do any of the foregoing at the reasonable expense of the Company at any time during normal business hours and without advance notice.

          6.9   Use Of Proceeds.  The Borrowers shall use the proceeds of the
                ---------------
Loans for general corporate purposes (including the refinancing of existing indebtedness) not in contravention of any Requirement of Law or of any Loan Document.

          6.10  Notice Of Rating Change. The Company shall, no later than ten
                -----------------------
(10) Business Days after a Responsible Officer obtains knowledge of any such change, give notice to the Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change in rating by any Rating Agency in respect of the Company's long-term, senior unsecured debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by such Rating Agency.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than Obligations under Section 11.5 that remain contingent after termination of the Commitments and payment of all other Obligations) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

          7.1   Limitation On Liens. The Company and Medis shall not, and shall
                -------------------
not suffer or permit any of their respective Subsidiaries to directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
                           ---------------

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date securing Indebtedness outstanding on such date;

          (b)  any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.6;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation ;

          (f)  Liens on the property of the Company or any Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        --------
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (i) Any other Liens (other than any Lien imposed by ERISA or any Lien for taxes, fees, assessments or other governmental charges that is not expressly permitted under Section 7.1(c));

provided that the aggregate amount of all Permitted Liens shall not exceed at
--------
any time 25% of Net Worth.

          7.2  Consolidations And Mergers. The Company shall not, and shall not
               --------------------------
suffer or permit any of its Material Subsidiaries to, directly or indirectly, liquidate, dissolve, merge, amalgamate, consolidate with or into, or convey, transfer, lease or otherwise dispose of

(whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary of Medis may amalgamate with Medis or with any one or more of Medis' Subsidiaries;

          (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and

          (d) the Company may merge with another Person provided that the Company shall be the continuing or surviving corporation and no Default or Event of Default is in effect immediately prior to or on the date of or would result from such merger.

          7.3  Use of Proceeds.
               ---------------

          (a) The Company and Medis shall not, and shall not suffer or permit any of their respective Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          (b) The Company and Medis shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may
                            ---------------------
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

          7.4  Maximum Debt to Capitalization Ratio. The Company shall not
               ------------------------------------
permit the ratio of Total Debt to Total Capitalization as at the last day of any calendar month to exceed 0.565 to 1.00.

                                 ARTICLE VIII

                 THE COMPANY'S GUARANTY OF MEDIS' OBLIGATIONS

          8.1  Guaranty of the Guarantied Obligations. The Company hereby
               --------------------------------------
irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

          (a) any and all Obligations of Medis now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with this Agreement, the Notes and Drafts issued by Medis and the other Loan Documents, including those arising under successive borrowing transactions under this Agreement which shall either continue the Obligations of Medis or from time to time renew them after they have been satisfied; and

          (b)  those expenses set forth in Section 8.8 hereof.

          8.2  Liability of the Company Absolute. The Company agrees that its
               ---------------------------------
obligations under this Guaranty are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

          (a) This Guaranty is a guaranty of payment when due and not of collectibility.

          (b) The Agent may enforce this Guaranty upon the occurrence of an Event of Default under this Agreement notwithstanding the existence of any dispute between Banks and any Borrower with respect to the existence of such Event of Default.

          (c) The obligations of the Company under this Guaranty are independent of the obligations of Medis under the Loan Documents and the obligations of any other guarantor of the obligations of Medis under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Company whether or not any action is brought against Medis or any of such other guarantors and whether or not Medis is joined in any such action or actions.

          (d) The Company's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Company's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if the Agent is awarded a judgment in any suit brought to enforce the Company's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Company from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

          (e) Any Agent or any Bank, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Company's liability under this Guaranty, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations;
(v) enforce and apply any security now or hereafter held by or for the benefit of the Agents or any Bank in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agents or the Banks, or any of them, may have against any such security, as the Agent in its discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against Medis or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents. This subsection 8.2(e) shall not modify Section 11.1.

          (f) This Guaranty and the obligations of the Company hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not the Company shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Agreement or such Loan Document or any agreement relating to such other guaranty or security;
(iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though the Agents or the Banks, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations;
(v) any Bank's or Agent's consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations;
(vii) any defenses, set-offs or counterclaims which Medis may allege or assert against any Agent or any Bank in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Company as an obligor in respect of the Guarantied Obligations.

          8.3  Waivers by Guarantor. The Company hereby waives with respect to
               --------------------
the Guarantied Obligations, for the benefit of the Banks and the Agents:

          (a) any right to require any Agent or any Bank, as a condition of payment or performance by the Company, to (i) proceed against Medis, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Medis, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Agent or any Bank in favor of Medis or any other Person, or (iv) pursue any other remedy in the power of any Agent or any Bank whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Medis including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Medis from any cause other than indefeasible payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Agent's or any Bank's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Company's obligations hereunder, (ii) the benefit of any statute of limitations affecting the Company's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Agent or any

Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Medis and notices of any of the matters referred to in
Section 8.2 and any right to consent to any thereof; and

          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty, including without limitation the provisions of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2846, 2850, 2899 and 3433.

          8.4  Payment by the Company; Application of Payments. The Company
               -----------------------------------------------
hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Agent or any other Person may have at law or in equity against the Company by virtue hereof, that upon the failure of Medis to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), the Company will upon demand pay, or cause to be paid, in cash, to the Agent for the ratable benefit of the Banks holding the Guarantied Obligations, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Medis, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Medis for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to the Agent and/or the Banks as aforesaid. All such payments shall be applied promptly from time to time by the Agent:

               First, to the payment of the costs and expenses of any collection
               -----
          or other realization under this Guaranty, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent in connection therewith;

               Second, to the payment of all other Guarantied Obligations to
               ------
          each Bank holding Guarantied Obligations its applicable share as provided in this Agreement; and

               Third, after payment in full of all Guarantied Obligations, to
               -----
          the payment to the Company, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

          8.5  Guarantor's Rights of Subrogation, Contribution, Etc. Until the
               ----------------------------------------------------
Guarantied Obligations shall have been indefeasibly paid in full and the Facility A Commitments shall have terminated, the Company shall withhold exercise of (a) any claim, right or remedy, direct or indirect, the Company now has or may hereafter have against Medis or any of its assets in connection with this Guaranty or the performance by the Company of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that the Company now has or may hereafter have against Medis, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Agent or any Bank now has or may hereafter have against Medis, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Agent or any Bank, and (b) any right of contribution the Company may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section
2848). The Company further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Company may have against Medis or against any collateral or security, and any rights of contribution the Company may have against any such other guarantor, shall be junior and subordinate to any rights any Agent or any Bank may have against Medis, to all right, title and interest any Agent or any Bank may have in any such collateral or security, and to any right any Agent or any Bank may have against such other guarantor. Each Agent, on behalf of Banks, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Company may have, and upon any such disposition or sale any rights of subrogation against such collateral the Company may have shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Agent on behalf of the Banks and shall forthwith be paid over to the Agent for the benefit of the Banks to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

          8.6  Subordination of Other Obligations. Any indebtedness of Medis now
               ----------------------------------
or hereafter held by the Company is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Medis to the Company collected or received by the Company after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Banks and shall forthwith be paid over to the Agent for the benefit of the Banks to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Company under any other provision of this Guaranty.

          8.7  Real Property Security. The Company agrees that, if all or a
               ----------------------
portion of the Guarantied Obligations or any other guaranty of all or a portion of the Guarantied Obligations are at any time secured by a deed of trust or mortgage covering interests in real property, the Agent or its designee, in its sole discretion, without notice or demand and without affecting the liability of the Company, may foreclose, pursuant to the terms of the Loan Documents or otherwise, on any such deed of trust or mortgage and the property described therein by nonjudicial or other sale. Without limiting any of the waivers contained elsewhere herein, the Company hereby waives any defense to liability arising by reason of the exercise by the Banks or the Agent, or any of them, of any right or remedy contained in any such deed of trust or mortgage or any of the other Loan Documents. The Company waives all rights and defenses arising out of an election of remedies by the Banks or the Agent, even though the election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed the Company's rights of subrogation and reimbursement against Medis by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          8.8  Expenses. The Company agrees to pay, or cause to be paid, on
               --------
demand, and to save the Agent and the Banks harmless against liability for, any and all reasonable costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Agent or any Bank in connection with the enforcement of or preservation of any rights under this Guaranty.

          8.9  Continuing Guaranty; Termination of Guaranty. This Guaranty is a
               --------------------------------------------
continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Facility A Commitments shall have terminated. The Company hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

          8.10 Authority of the Company or Medis. It is not necessary for any
               ---------------------------------
Bank or any Agent to inquire into the capacity or powers of Medis or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          8.11 Financial Condition of Medis. Any extensions of credit may be
               ----------------------------
granted to Medis or continued from time to time without notice to or authorization from the Company regardless of the financial or other condition of Medis at the time of any such grant or continuation. No Bank or Agent shall have any obligation to disclose or discuss with the Company their assessment, or the Company's assessment, of the financial condition of Medis. The Company has adequate means to obtain information from Medis on a continuing basis concerning the financial condition of Medis and its ability to perform its obligations under the Loan Documents, and the Company assumes the responsibility for being and keeping informed of the financial condition of Medis and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. The Company hereby waives and relinquishes any duty on the part of any Agent or any Bank to disclose any matter, fact or thing relating to the business, operations or conditions of Medis now known or hereafter known by any Agent or any Bank.

          8.12 Rights Cumulative. The rights, powers and remedies given to the
               -----------------
Banks and the Agents by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Bank and any Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Company and any

Bank and/or any Agent or between Medis and any Bank and/or any Agent. Any forbearance or failure to exercise, and any delay by any Bank or any Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          8.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.
               -------------------------------------------------------------

          (a) So long as any Guarantied Obligations remain outstanding, the Company shall not, without the prior written consent of the Agent in accordance with the terms of this Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Medis. The obligations of the Company under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Medis or by any defense which Medis may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) The Company acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Company and the Agent that the Guarantied Obligations which are guarantied by the Company pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Medis of any portion of such Guarantied Obligations. The Company will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Guarantied Obligations are paid by Medis, the obligations of the Company hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Agent or any Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.


                 [Remainder of page intentionally left blank]

                                  ARTICLE IX

                               EVENTS OF DEFAULT

          9.1  Event of Default. Any of the following shall constitute an "Event
               ----------------                                            -----
of Default":
----------

          (a)  Non-Payment. Either Borrower fails to pay, (i) when and as
               -----------
required to be paid herein, any amount of principal of any Loan made to such Borrower or the amount of any Bankers' Acceptance, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable by such Borrower hereunder or under any other Loan Document; or

          (b)  Representation or Warranty. Any representation or warranty by the
               --------------------------
Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)  Specific Defaults. The Company fails to perform or observe any
               -----------------
term, covenant or agreement contained in subsection 6.4(a) or in Article VII; or

          (d)  Other Defaults. Either Borrower fails to perform or observe any
               --------------
other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) in the case of any provision in Article V or VI, the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (e)  Cross-Default. The Company or any Subsidiary (i) fails to make
               -------------
any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, the preceding provisions of this subsection
             --------  -------
9.1(e) shall not apply to the Company's obligations pursuant to a loan in a principal amount not to exceed $35,000,000 that is secured by real property located at One Post Street in San Francisco, California, except to the extent that, if the Company's payment obligations under such loan are accelerated, either (a) if such acceleration is not rescinded by the lender , the Company fails to pay the accelerated loan in full within ninety
(90) days after acceleration or (b) if such acceleration is rescinded by the lender, a default under such loan continues to exist following such rescission on or after a date ninety (90) days after acceleration; or

          (f)  Insolvency; Voluntary Proceedings. The Company or any Material
               ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g)  Involuntary Proceedings. (i) Any involuntary Insolvency
               -----------------------
Proceeding is commenced or filed against Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)  ERISA. There shall occur one or more ERISA Events which
               -----
individually or in the aggregate results in or might reasonably be expected to result in liability of the Company or any of its Subsidiaries in excess of $25,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds 5% of Net Worth.

          9.2  Remedies. If any Event of Default occurs, the Agent shall, at the
               --------
request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans or accept or discount Drafts or Bankers' Acceptances to be terminated, whereupon such commitments and the Bankers' Acceptance Facility shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including an amount equal to the Face Amount of all unmatured Bankers Acceptances) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans or accept or discount Drafts or Bankers' Acceptances shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

          9.3  Rights Not Exclusive. The rights provided for in this Agreement
               --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                  THE AGENTS

          10.1 Appointment and Authorization. Each Bank hereby irrevocably
               -----------------------------
(subject to Section 10.9) appoints, designates and authorizes each of the Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, nor shall any of the Agents have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents.

          10.2 Delegation of Duties. Each of the Agents may execute any of its
               --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided that, no Agent in its
                                                  --------
capacity as an Agent shall delegate its duty hereunder to make or receive payments unless the delegee shall be a resident of the same jurisdiction as the Agent making such delegation. None of the Agents shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.3 Liability of Agent. None of the Agent-Related Persons shall (a)
               ------------------
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          10.4 Reliance by the Agent.
               ---------------------

          (a) Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected with reasonable care by it. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any of the Agents to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          10.5 Notice of Default. None of the Agents shall be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to it for the account of the Banks, unless it shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Each of the Agents will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article IX; provided, however, that unless and until the Agent has received any
            --------  -------
such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          10.6 Credit Decision. Each Bank acknowledges that none of the Agent-
               ---------------
Related Persons has made any representation or warranty to it, and that no act by any of the Agents hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to each of the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and/or Medis, as applicable, hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and/or Medis, as applicable. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agents, none of the Agents shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          10.7 Indemnification of Agent. Whether or not the transactions
               ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities and any other liability, obligation, loss, damage, penalty, action, judgment, suit, cost, charge, expense or disbursement (including Attorney Costs) that would be an Indemnified Liability but for the fact that it relates or arises out of a claim or threatened claim by a Borrower or other Person party to this Agreement; provided, however, that no Bank shall be liable for the payment to the Agent-
--------  -------
Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each of the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that it is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any of the Agents.

          10.8 Agent in Individual Capacity. Any of the Agents and any of their
               ----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though such of the Agents were not Agents hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, any of the Agents or any of their Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that none of the Agents shall be under any obligation to provide such information to them. With respect to its Loans, each of the Agents shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not one of the Agents. The terms "Bank" and "Banks" include each of the Agents in its individual capacity.

          10.9   Successor Agent. Any of the Agents may, and at the request of
                 ---------------
the Majority Banks shall, resign as an Agent upon thirty (30) days' notice to the Banks. If the Agent or the Canadian Administrative Agent resigns under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent or the Canadian Administrative Agent, as the case may be, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent or the Canadian Administrative Agent, as the case may be, and the terms "Agent", "Agents" and "Canadian Administrative Agent" shall, as applicable, mean such successor agent and the retiring agent's appointment, powers and duties as Agent or the Canadian Administrative Agent, as the case may be, shall be terminated. After any retiring agent's resignation hereunder as Agent or Canadian Administrative Agent, as the case may be, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or the Canadian Administrative Agent, as the case may be, under this Agreement. If no successor agent has accepted appointment as Agent or the Canadian Administrative Agent, as the case may be, by the date which is thirty (30) days following a retiring agent's notice of resignation, the retiring agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent or the Canadian Administrative Agent, as the case may be, hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

          10.10  Withholding Tax.
                 ---------------

          (a) If any Facility A Domestic Bank or Facility B Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                 (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Facility A Domestic Bank or Facility B Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Facility A Domestic Bank or Facility B Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Facility A Domestic Bank or Facility B Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Facility A Domestic Bank or Facility B Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Facility A Domestic Banks or Facility B Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

          (f) If any Facility A Canadian Bank is not a resident of Canada for purposes of the Income Tax Act (Canada) and such Facility A Canadian Bank claims exemptions from, or reduction of, Canadian withholding tax, such Facility A Canadian Bank agrees with and in favor of the Agent and the Canadian Administrative Agent, to deliver to the Agent and the Canadian Administrative Agent all forms as may be required under the Income Tax Act (Canada) or other laws of Canada as a condition to exemption from, or reduction of, Canadian withholding tax. Such Facility A Canadian Bank agrees to promptly notify the Agent and the Canadian Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If any Facility A Canadian Bank claims exemption from, or reduction of, Canadian withholding tax and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Medis to such Facility A Canadian Bank, such Facility A Canadian Bank agrees to notify the Agent and the Canadian Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Medis to such Facility A Canadian Bank. If any Facility A Canadian Bank is entitled to a reduction in the applicable Canadian withholding tax, the Canadian Administrative Agent may withhold from any interest payment to such Facility A Canadian Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by this subsection 10.10(f) are not delivered to the Agent or the Canadian Administrative Agent, then the Canadian Administrative Agent may withhold from any interest payment to such Facility A Canadian Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax. If any Governmental Authority of Canada asserts a claim that the Canadian Administrative Agent or Medis did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form is not delivered, was not properly executed, or because such Facility A Canadian Bank failed to notify the Canadian Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Facility A Canadian Bank shall indemnify the Canadian Administrative Agent and Medis fully for all amounts paid, directly or indirectly, by the Canadian Administrative Agent or Medis as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Canadian Administrative Agent or Medis under this subsection 10.10(f), together with all costs and expenses (including Attorney Costs). The obligation of the Facility A Canadian Bank under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Canadian Administrative Agent.

          10.11  Documentation Agent; Managing Agent. No Bank identified as a
                 -----------------------------------
"documentation agent" in the preamble hereof or designated as a "managing agent" on the signature pages hereto, in its capacity as a documentation agent or as a managing agent, as applicable, shall have any duties or responsibilities under this Agreement or any other Loan Document.

                                  ARTICLE XI

                                 MISCELLANEOUS

          11.1 Amendments and Waivers. No amendment or waiver of any provision
               ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent and the Canadian Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks, the Company and, if such waiver, amendment or consent relates to Medis or rights or Obligations of Medis, Medis and acknowledged by the Agent and the Canadian Administrative Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2) or increase or extend the obligation of any Bank to accept or discount Drafts or Bankers' Acceptances, except as otherwise permitted by Section 2.14;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document (including, without limitation, a decrease in any amount payable in respect of Drafts or Bankers' Acceptances);

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section 11.1, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided, further, that (i) no amendment, waiver or consent shall, unless
     --------  -------
in writing and signed by the Agent or the Canadian Administrative Agent, in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent or the Canadian Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

          11.2 Notices.
               -------

          (a) All notices, requests and other communications required or permitted hereunder shall be in writing, except as otherwise expressly set forth herein (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by either Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed
                                     -------------
promptly by delivery of a hard copy original thereof), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule
                                                                       --------
11.2; or, as directed to the Borrower, the Agent or the Canadian Administrative
----
Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agents.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X shall not be effective until actually received by the Agent and/or the Canadian Administrative Agent, as applicable.

          (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. Any of the Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice and the Agents and the Banks shall not have any liability to either Borrower or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of each Borrower to repay the Loans made to it shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

          11.3 No Waiver; Cumulative Remedies. No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent, the Canadian Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law .

          11.4 Costs and Expenses.  The Company and Medis jointly and severally
               ------------------
 shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse all Agent-Related Persons (including BofA in its capacity as Agent) within five (5) Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses incurred by such Agent-Related Persons (including BofA in its capacity as Agent) reasonably required in connection with the development, preparation, negotiation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby including reasonable Attorney Costs incurred by such Agent-Related Persons (including BofA in its capacity as Agent) with respect thereto; provided that any costs and expenses incurred under this
                 --------
subsection 11.4(a) prior to the Closing Date shall be limited to the reasonable Attorney Costs incurred by the Agent and the Canadian Administrative Agent and any out-of-pocket costs and expenses (other than attorney fees) of the Agent, the Canadian Administrative Agent and the Arranger; and

          (b) pay or reimburse all Agent-Related Persons and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

          11.5 Borrower Indemnification. Whether or not the transactions
               ------------------------
contemplated hereby are consummated, the Company and Medis jointly and severally shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any
                             ------------------
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any of the Agents or replacement of any Bank) be imposed on, incurred by or asserted against any such Person as a result of any claim or threatened claim by a Person not party to this Agreement or by a Borrower (except for claims by a Borrower or against any Agent or a Bank that are successful on the merits as determined by a court of competent jurisdiction), in any case in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Canadian Dollar transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that
                                       -----------------------    --------
a Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations; provided further
                                                             ----------------
that this Section 11.5 shall not be construed to expand the obligations of a Borrower to make payments to the Banks in the circumstances required under Sections 3.1, 3.2, 3.3, 3.4 or 3.5, it being understood and agreed that such Sections shall govern the rights and obligations of the Borrowers and the Banks as to matters set forth therein, or to require a Borrower to compensate a Bank for any Indemnified Liability relating to its cost of funds for any Borrowing.

          11.6 Payments Set Aside. To the extent that a Borrower makes a payment
               ------------------
to any of the Agents or the Banks, or any of the Agents or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Agents or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agents upon demand its pro rata share of any amount so recovered from or repaid by the Agents.

          11.7 Successors and Assigns. The provisions of this Agreement shall be
               ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

          11.8 Assignments, Participations, etc.
               ---------------------------------

          (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents of the Company and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of
                                  --------
the Loans, the Bankers' Acceptance Facility, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof, or, if less, the amount of the Commitment of such Bank; provided, however, that the Borrowers and
                                       --------  -------
the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") with such
                                         -------------------------
changes thereto as the Agent and the Company may approve together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500. Notwithstanding anything to the contrary in this subsection 11.8(a), no Facility A Bank that has an Affiliate Bank shall make or grant any sale, assignment, transfer or negotiation with respect to any percentage of its Loans, the Bankers' Acceptance Facility, Bankers' Acceptances, Commitments or any other Obligation to any other Person (other than to an Affiliate of such Bank) unless its Bank Affiliate shall simultaneously make or grant an assignment with respect to the same percentage of its Loans, the Bankers' Acceptance Facility, Bankers' Acceptances, Commitments or other Obligations to such Person

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent and received the Company's consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) If the assignor Bank had received any Notes, within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that the Company and the Agent have consented to such assignment in accordance with subsection 11.8(a)), each Borrower, as applicable, shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Bank has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's becoming a party to this Agreement in accordance with subsection 11.8(b)(i), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Facility A Commitments and the Facility B Commitments arising therefrom. The Facility A Commitment and the Facility B Commitment allocated to each Assignee shall reduce the Facility A Commitment and the Facility B Commitment of the assigning Bank pro tanto.
                                                               --- -----

          (d) In addition to sales of Canadian Participations by Facility A Canadian Banks pursuant to subsection 2.1(a)(ii)(B) hereof, any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents of the Company and the Agent shall not be unreasonably withheld, at any time sell to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any participation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (a "Participant") participating
                                                -----------
interests in any Loans, Bankers' Acceptance Facility, Bankers' Acceptances, the Facility A Commitment or the Facility B Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations
                --------  -------
under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) no Facility A Bank which has an Affiliate Bank shall make or grant any participation with respect to any percentage of its Loans, Bankers' Acceptance Facility, Bankers' Acceptances, Facility A Commitment or Facility B Commitment or any other Person (other than an Affiliate of such Bank) unless its Affiliate Bank shall simultaneously make or grant a participation with respect to the same percentage of its Loans, Bankers' Acceptance Facility, Bankers' Acceptances, Facility A Commitments or Facility B Commitments to such Person; and (v) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso
                                                                 ----- -------
to Section 11.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (f) Notwithstanding this Section 11.8, no consent of the Company or Agent or other requirements in this Section 11.8 shall be required to be satisfied in connection with the purchase of a Bankers' Acceptance by a participant as contemplated by Section 2.18.

          11.9 Confidentiality. Each of the Agents and each Bank agree to take
               ---------------
and to cause its Affiliates (including the Agent-Related Persons) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by any of the Agents on the Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by any of the Agents or such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Agent or such Bank; provided, however,
                                                             --------  -------
that any of the Agents and any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which any of the Agents or any Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (E) to such Bank's independent auditors and other professional advisors and to any of the Agents or any other Bank; (F) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (G) as to any of the Agents or any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (H) to its Affiliates; provided, further, that to the extent permitted by applicable law or
--------  -------
regulation, each of the Agents and each Bank agree to notify the Company prior to (if reasonably practicable) or concurrently with its disclosure of such information to any third party pursuant to clauses (B), (C), or (F).

          11.10     Set-off. In addition to any rights and remedies of the Banks
                    -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and its respective Affiliates are authorized at any time and from time to time, without prior notice to the Company or Medis, any such notice being waived by the Company and Medis to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or any such Affiliate to or for the credit or the account of the Company or Medis against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not any of the Agents or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent and the Canadian Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application.

          11.11     Notification of Addresses, Lending Offices, Etc. Each Bank
                    -----------------------------------------------
shall notify the Agent and the Canadian Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent or the Canadian Administrative Agent shall reasonably request.

          11.12     Counterparts. This Agreement may be executed in any number
                    ------------
of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.13     Severability. The illegality or unenforceability of any
                    ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.14     No Third Parties Benefited. This Agreement is made and
                    --------------------------
entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.15     Governing Law and Jurisdiction; Language.
                    ----------------------------------------

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. MATTERS PERTAINING TO BANKERS' ACCEPTANCES SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY THE BILLS OF EXCHANGE ACT (CANADA).

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY
                                           --------------------
NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          (c) The Borrowers expressly require that this document and all documents accessory hereto be drawn up in English and each Agent and each Bank, because of the customer's requirement and by making such documents available to the customer in the English language, expresses the same requirement.

                    Les Emprunteurs requierent expressement que ce document et tous les documents qui s'y rapportent soient rediges en langue anglaise et chaque Mondataire et chaque Banque, a cause de cette exigence du client, exprime la meme volonte en faisant en sorte que les documents en langue anglaise soient a la disposition du client.

          11.16     Waiver of Jury Trial. THE BORROWERS, THE BANKS AND THE
                    --------------------
AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT

THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.17     Judgment. If, for the purposes of obtaining judgment in any
                    --------
court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

          11.18     Entire Agreement. This Agreement, together with the other
                    ----------------
Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                           McKESSON CORPORATION



                           By:_____________________________
                            Name:  Nicholas A. Loiacono
                            Title: Vice President, Finance and Treasurer



                           MEDIS HEALTH AND PHARMACEUTICAL SERVICES INC.



                           By:_____________________________
                            Name:  Nicholas A. Loiacono
                            Title: Vice President

                           BANK OF AMERICA NT&SA, as Agent and as a Bank


                           By:______________________________
                            Name:  Vanessa Meyer
                            Title: Managing Director



                           BANK OF AMERICA CANADA, as Canadian Administrative Agent and as a Bank


                           By:______________________________
                            Name:  _________________________
                            Title: _________________________

                           THE CHASE MANHATTAN BANK, as documentation agent and as a Bank


                           By:_____________________________
                            Name:  Lenard Weiner
                            Title: Managing Director



                           THE FIRST NATIONAL BANK OF CHICAGO, as documentation agent and as a Bank


                           By:_____________________________
                            Name:  Mark A. Isley
                            Title: First Vice President

                           ABN AMRO BANK N.V., as managing agent and as a Bank

                           By:_____________________________
                            Name:  Gina M. Brusatori
                            Title: Group Vice President

                           By:_____________________________
                            Name:  ________________________
                            Title: ________________________



                           FIRST UNION NATIONAL BANK, as documentation agent and as a Bank

                           By:_____________________________
                            Name:  John Reid
                            Title: Vice President



                           MELLON BANK, N.A., as managing agent and as a Bank

                           By:_____________________________
                            Name:  Lawrence C. Ivey
                            Title: Vice President



                           TORONTO DOMINION (TEXAS), INC., as managing agent and as a Bank

                           By:_____________________________
                            Name:  Alva J. Jones
                            Title: Vice President

                           WACHOVIA BANK, N.A., as co-agent and as a Bank

                           By:_____________________________
                            Name:  Eliza Martin
                            Title: Assistant Vice President

                           THE BANK OF NEW YORK

                           By:_____________________________
                            Name:  Elizabeth T. Ying
                            Title: Vice President



                           PNC BANK NATIONAL ASSOCIATION

                           By:_____________________________
                            Name:  Philip K. Liebscher
                            Title: Vice President



                           WELLS FARGO BANK, N.A.


                           By:_____________________________
                            Name:  Donald Hartmann
                            Title: Senior Vice President


                           By:_____________________________
                            Name:  Eugene Fuentes
                            Title: Vice President



                           U.S. BANK NATIONAL ASSOCIATION

                           By:_____________________________
                            Name:  Aaron J. Gordon
                            Title: Vice President

                           THE FIRST NATIONAL BANK OF MARYLAND

                           By:_____________________________
                            Name:  Andrew W. Fish
                            Title: Vice President



                           NORWEST BANK MINNESOTA, N.A.

                           By:_____________________________
                            Name:  Bradley A. Hardy
                            Title: Vice President



                           BANK OF MONTREAL

                           By:_____________________________
                            Name:  Leon H. Sinclair
                            Title: Director

                           FIRST CHICAGO NBD BANK, CANADA

                           By:_____________________________
                            Name:  Mark A. Isley
                            Title: First Vice President

                           THE TORONTO-DOMINION BANK

                           By:_____________________________
                            Name:  Alva J. Jones
                            Title: Mgr. Cr. Admin.

                                      S-9